UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PDC ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PDC ENERGY, INC.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

April 23, 2013

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) to be held on June 6, 2013, at 11:30 a.m. Central Time at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the matters to be considered at the meeting.

We hope you will join us at the Annual Meeting on June 6, 2013. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. We value your opinions and encourage you to participate in the Annual Meeting by voting your proxy. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may submit your proxy card by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend in person.

Sincerely,

James M. Trimble

Chief Executive Officer and President

PDC ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, JUNE 6, 2013

To the Stockholders of PDC Energy, Inc.:

The 2013 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) will be held on June 6, 2013, at 11:30 a.m. Central Time at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. The purposes of the Annual Meeting are to:

•	Elect the two nominees named in the accompanying Proxy Statement as Class III Directors of the Company, each for a term of three years;

•	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Hold an advisory vote regarding the compensation of our named executive officers;

•	Approve the Company’s Amended and Restated 2010 Long-Term Equity Compensation Plan; and

•	Transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 17, 2013, as the record date for determining the stockholders having the right to receive notice of, to attend and to vote at the Annual Meeting or any adjournments or postponements thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Please vote by using the telephone or Internet voting systems described in the accompanying Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Daniel W. Amidon

Senior Vice President, General Counsel and Secretary

April 23, 2013

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2013

The Houstonian Hotel

111 North Post Oak Lane

Houston, Texas 77024

The accompanying proxy is solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC” or the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on June 6, 2013, at 11:30 a.m. Central Time, and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. On or about April 23, 2013 we began mailing a notice containing instructions on how to access this proxy statement and our annual report online, and we began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper form. For information on how to vote your shares, see the instructions included on the proxy card or instruction form under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2013

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2013 Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available at www.envisionreports.com/PDCE.

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

Stockholders of PDC, as recorded in the Company’s stock register on the record date of April 17, 2013, may vote at the meeting (the “Annual Meeting”). The outstanding voting securities of the Company as of April 17, 2013 consisted of 30,332,652 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize the Board to vote your shares at the meeting in the manner you direct. We will vote your shares as you direct. You may vote for one or both Class III Director Nominees, or you may withhold your vote from one or both of the Director Nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you give the Board your signed proxy but do not specify how to vote, your shares will be voted (1) in favor of approval of both of the Class III Director Nominees named in the proxy; (2) in favor of the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (3) in favor of approving the Company’s compensation of its named executive officers; and (4) in favor of the Company’s Amended and Restated 2010 Long-Term Equity Compensation Plan.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote. Review the voting form used by that firm to determine what procedures you must follow in order for you to vote your shares. If the broker does not receive voting instructions from you, the broker may only vote on a proposal that is not considered a “significant” matter under the applicable rules. At the Annual Meeting, your broker may vote without your instructions only on the ratification of the appointment of PwC as our independent registered public accounting firm for 2013. A broker’s failure to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker non-votes differs between the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

Voting 401(k) and Profit Sharing Plan Shares

If you are a participant in PDC’s 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your proxy card is not received by June 1, 2013. You cannot vote such shares at the Annual Meeting or change your vote.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;

•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or

•

Appearing at the meeting, notifying the Inspector of the Election that you wish to revoke your proxy, and voting in person at the meeting. Merely attending the meeting will not result in revocation of your proxy.

If you hold your shares through someone else, such as a stockbroker, you will need to follow the directions they give you to revoke a proxy or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

Votes Needed

The following table presents the voting requirements to elect the two Class III Director Nominees and approve the other proposals presented in this Proxy Statement. Under the Majority Voting Policy contained in Section 3(e) of our Corporate Governance Guidelines, any nominee who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board. We have provided more information about our Majority Voting Policy under the heading “Corporate Governance — Majority Voting Policy.”

PROPOSAL	VOTE REQUIRED

Proposal No. 1

Election of two Class III Directors.	The two nominees for a term of three years expiring in 2016 who receive the greatest number of votes cast (plurality) will be elected Directors for such term. There is no cumulative voting for Directors. Abstentions and broker non-votes will have no effect on the election of Directors.

Proposal No. 2

Ratify the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	A majority of votes cast is required for ratification. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 2 and will have no effect on the vote.

Proposal No. 3

Advisory vote on the compensation of the Company’s Named Executive Officers.	A majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 3 and will have no effect on the vote.

Proposal No. 4

Approve Amended and Restated 2010 Long-Term Equity Compensation Plan.	A majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 4 and will have no effect on the vote.

Attending in Person

Only stockholders or their proxy holders and PDC’s guests may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting. In addition, each stockholder and guest may be asked to present valid, government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 17, 2013, the record date for receiving notice of, attending and voting at the Annual Meeting. Stockholders who do not present such information at the meeting may be admitted upon verification of ownership at the admissions table.

Conduct of the Meeting

The Chairman has broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation. The Company has entered into an agreement with Morrow & Co., LLC as its proxy solicitor and anticipates paying approximately $8,500 for such services.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Nevada or our By-Laws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Contact Information

If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860-5800

corpsecretary@pdce.com

For information about shares registered in your name, call PDC at 1-800-624-3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING STOCKHOLDER VOTE

PROPOSAL NO. 1 — ELECTION OF TWO CLASS III DIRECTORS

(Proposal 1 on the Proxy Card)

As of the date of this Proxy Statement and as permitted by the Company’s By-Laws, the Board consists of seven members divided into three classes (“Directors”). Directors are usually elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated two continuing Class III Directors, Larry F. Mazza and James M. Trimble, whose terms expire in 2013 at the Annual Meeting, to stand for election to the Board for a three-year term expiring in 2016. Mr. Mazza joined the Board in 2007 and currently serves on the Compensation Committee and the Nominating and Governance Committee, which he chairs. Mr. Trimble joined the Board in 2009 and, since June 2011, has also served as Chief Executive Officer (“CEO”) and President.

The appointed proxies will vote your shares in accordance with your instructions and for the election of the two Class III Director Nominees unless you withhold your authority to vote for either of them. The Board does not contemplate that either of the Director Nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce its size or select a substitute. Your proxy cannot be otherwise voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

Board of Directors

As of March 30, 2013, the composition of the Board and the term of each Director was as shown below.

NOMINEES	FIRST ELECTED DIRECTOR	EXPIRATION OF CURRENT TERM
CLASS III:
Larry F. Mazza	2007	2013
James M. Trimble	2009	2013

CLASS I:
Joseph E. Casabona	2007	2014
David C. Parke	2003	2014
Jeffrey C. Swoveland	1991	2014

CLASS II:
Anthony J. Crisafio	2006	2015
Kimberly Luff Wakim	2003	2015

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

NOMINEES FOR TERM EXPIRING IN 2016 — CLASS III

LARRY F. MAZZA, 52, is Chief Executive Officer of MVB Financial Corp, the parent of multiple banks in West Virginia. He has more than 25 years of experience in both large banks and small community banks. Mr. Mazza is one of seven members of the West Virginia Board of Banking and Financial Institutions. This Board oversees the operation of financial institutions throughout West Virginia, and advises the state Commissioner of Banking on banking matters. Mr. Mazza is also an entrepreneur, and is co-owner of a nationally-recognized sports media business named Football Talk, LLC, a pro football website as well as content provider for NBC SportsTalk. Prior to joining MVB in 2005 to lead its geographic expansion and growth, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s West Virginia North region, consisting of 33 financial centers and more than 300 employees. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Previous to that, Mr. Mazza was President of Empire National Bank, and later served as Regional President of One Valley Bank, a state-wide financial institution. Upon graduation from West Virginia University in Business Administration, he worked for KPMG (or its predecessors) as a CPA with a focus on auditing. In determining Mr. Mazza’s qualifications to serve on our Board, the Board has considered Mr. Mazza’s extensive leadership and banking experience. Banking relationships and experience have become particularly important to the Company in the recent years. The Company benefits from Mr. Mazza’s first-hand continuing experience as a chief executive officer, a specific attribute sought by the Board when he initially became a Director in 2007. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our large workforce located in Bridgeport, West Virginia.

2007

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

JAMES M. TRIMBLE, 64, was appointed Chief Executive Officer and President of the Company in June 2011, having served on the Board since 2009. From August 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf Energy, Limited (ASX: GGE) (“Grand Gulf”), a public company traded on the Australian Securities Exchange, and retired from the Board of Directors of Grand Gulf in November 2011. In January 2005, Mr. Trimble founded and served until November 2010 as President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble was Chief Executive Officer of Elysium Energy and then TexCal Energy LLC, both of which were privately held oil and gas companies that he managed through troubled workout solutions. Prior to this, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG). Mr. Trimble was hired in July 2002 as CEO of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy, and that company filed for Chapter 11 reorganization within 45 days after the date that Mr. Trimble accepted such employment. He successfully managed the company through its exit from bankruptcy in 2004. From November 2002 until May 2006, he also served as a director of Blue Dolphin Energy, an independent oil and gas company with operations in the Gulf of Mexico. Mr. Trimble currently serves on the Board of Directors of Seisgen Exploration LLC, a small private exploration and production company operating in southern Texas. In determining Mr. Trimble’s qualifications to serve on our Board, in addition to his status as CEO of the Company, the Board has considered, among other things, that Mr. Trimble is a Registered Professional Engineer who brings many years of broad oil and gas industry executive management experience to the Board, including experience as a chief operating officer, and knowledge of current developments and best practices in the industry.

2009

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2014 — CLASS I

JOSEPH E. CASABONA, 69, served as Executive Vice President and member of the Board of Directors of Denver-based Energy Corporation of America (“ECA”), from 1985 until his retirement in May 2007. ECA is a privately-held energy company that owns and operates assets both in the U.S. and around the world, including approximately 4,600 wells, 5,000 miles of pipeline, and 1,000,000 acres in North America. As the primary direct report to the Chief Executive Officer of ECA, Mr. Casabona’s major responsibilities included strategic planning/forecasting, acquisitions, capital transactions, corporate policy, and executive oversight in operational and drilling activities in the continental U.S. and internationally. From 1968 until 1985, Mr. Casabona was employed at KPMG or its predecessors, with various titles, including audit partner in the Pittsburgh, Pennsylvania office, where he primarily serviced public clients in the oil and gas industry. From 2008 until the beginning of 2011, Mr. Casabona served as Chief Executive Officer of Paramax Resources Ltd., a junior public Canadian oil and gas company engaged in the business of acquiring and exploring oil and gas prospects, primarily in Canada and Idaho. In determining Mr. Casabona’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Casabona brings to the Board extensive first-hand experience in all aspects of the oil and gas industry, including natural gas exploration, development, acquisitions, operations and strategic planning, as well as experience in the Company’s primary areas of operations, the Rocky Mountain Region and the Appalachian Basin. Mr. Casabona’s educational achievements include a B.S.B.A. from the University of Pittsburgh and a Master of Science-Mineral Economics from Colorado School of Mines.

2007

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

DAVID C. PARKE, 46, has served as Managing Director in the investment banking group of Burrill & Company since June 2011. From 2006 until 2011, he was Managing Director in the investment banking group of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, he was a Director with investment banking firm Mufson Howe Hunter & Company LLC, from October 2003 to November 2006. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus. In determining Mr. Parke’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Parke has extensive investment banking experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

2003

JEFFREY C. SWOVELAND, 58, was elected Non-Executive Chairman of the Board, a newly created position, in June 2011, having served on the Board since 1991. He is President and Chief Executive Officer of ReGear Life Sciences, Inc. in Pittsburgh, Pennsylvania (previously named Coventina Healthcare Enterprises), which develops and markets medical device products, where he was previously Chief Operating Officer. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company specializing in the design and development of wearable body monitoring products and services. Prior thereto, Mr. Swoveland held various positions including Vice President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company, from 1994 to September 2000. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for both major and independent oil and gas companies. Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC, a public independent natural gas and oil company. In determining Mr. Swoveland’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Swoveland brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his service as a director of another public energy company provides leadership and knowledge of best practices that benefit the Company. His guidance and understanding of management processes of larger oil and gas companies benefits the Company as it grows.

1991

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2015 — CLASS II

ANTHONY J. CRISAFIO, 60, a Certified Public Accountant, has served as an independent business consultant for more than sixteen years, providing financial and operational advice to businesses in a variety of industries and stages of development. He is currently serving as part-time contract Chief Financial Officer for Empire Energy USA, LLC, which operates approximately 2,500 wells primarily in New York, Kansas, North Dakota and Pennsylvania and is approximately 95% owned by Empire Energy Group Limited, an energy investment company listed on the Australian Securities Exchange. He also serves as an interim Chief Financial Officer and Advisory Board member for a number of privately held companies and has been a Certified Public Accountant for more than thirty years. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young and was a partner with Ernst & Young from 1986 to 1989. He was responsible for several SEC registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. In determining Mr. Crisafio’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Crisafio brings to the Board more than thirty years of financial accounting and management expertise, with demonstrated business management and accounting experience.

2006

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

KIMBERLY LUFF WAKIM, 55, an attorney and a Certified Public Accountant, is a Partner with the Pittsburgh, Pennsylvania law firm Thorp, Reed & Armstrong LLP, where she is the Practice Group Leader for the Bankruptcy and Financial Restructuring Practice Group. She has practiced law with Thorp, Reed & Armstrong since 1990. Ms. Wakim was previously an auditor with Main Hurdman (now KPMG) and was Assistant Controller for PDC from 1982 to 1985. She has been a member of the American Institute of Certified Public Accountants and the West Virginia Society of CPAs for more than nineteen years. In determining Ms. Wakim’s qualifications to serve on our Board, the Board has considered, among other things, that Ms. Wakim brings to the Board a combination of strong legal background and expertise in accounting oversight.

2003

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTE.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee met eight times during 2012. In addition, the Audit Committee previously authorized Audit Committee members Joseph E. Casabona and Anthony J. Crisafio, together or individually, to serve as a sub-committee of the Audit Committee to review and approve U.S. Securities and Exchange Commission (“SEC”) filings and other actions of the partnerships for which the Company serves as managing general partner. The sub-committee met an additional five times during 2012 to review such partnership filings.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. PwC directly provided reports on significant matters to the Audit Committee. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Board has approved the Audit Committee’s recommendation to appoint PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013, subject to ratification by the Company’s stockholders.

Joseph E. Casabona, Chair

Jeffrey C. Swoveland

Kimberly Luff Wakim

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the Proxy Card)

The Audit Committee and the Board have selected PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and the Company is submitting the selection of PwC to the stockholders for ratification. If the selection of PwC is not ratified, the Board will require the Audit Committee to reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES	2012	2011
Audit Fees(1)	$1,807,000	$1,534,500
Audit-Related Fees(2)	169,872	476,645
Tax Fees(3)	189,692	141,665
Other Fees(4)	5,794	—

Total Fees	$2,172,358	$2,152,810

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal control over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including amounts related to comfort letters and consents issued in conjunction with our debt and equity offerings.

(2)

Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily include our proportionate share of amounts billed to the Company-sponsored partnerships for the audits of their annual financial statements. Total amounts billed for the Company-sponsored partnerships in 2012 and 2011 were $340,000 and $978,500, respectively.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

(4)	Other Fees consist of aggregate fees billed for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are not eligible for annual pre-approval to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre-approval policies as in effect at the relevant time. The duties of the Audit Committee are described in the Audit Committee Charter, which is available at the Company’s website under “Corporate Governance.” While we recommend that you visit our website, the information available on our website is not part of this report and is not incorporated by reference into this Proxy Statement.

This proposal will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote with respect to this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

PROPOSAL NO. 3 — ADVISORY VOTE REGARDING COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal 3 on the Proxy Card)

The stockholders of the Company are entitled to cast an advisory non-binding vote at the Annual Meeting to approve the compensation of the Company’s Named Executive Officers (see “Named Executive Officers” identified on pages 32-33). While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program. In 2011, based on the stockholder vote at the 2011 Annual Meeting of Stockholders and attempted or actual engagement with the Company’s twenty largest stockholders, the Company determined to hold a “say-on-pay” vote annually, consistent with the majority of votes cast in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2017 Annual Meeting of Stockholders.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at risk demonstrates its pay-for-performance philosophy. In 2012, approximately 75% of the target 2012 compensation for our Named Executive Officers other than the CEO was in the form of variable compensation which was “at-risk” (i.e., incentive cash compensation, performance-based equity, stock appreciation rights (“SARs”) and restricted stock). For the Company’s CEO, this figure was 84%.

Each of the Named Executive Officers has been granted significant equity to encourage a stake in the Company’s long-term success. The Company also has significant stock ownership guidelines applicable to the Company’s senior executives. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

The Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2012 Annual Meeting of Stockholders, an overwhelming majority (89%) of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Committee concluded that our executive compensation programs generally meet the expectations of our stockholders, and thus we did not make any material changes to our executive compensation programs in 2012 in response to the “say-on-pay” results.

In light of the above, the Company believes that the compensation of its Named Executive Officers for 2012 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders, is hereby APPROVED.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote with respect to this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR the above resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

PROPOSAL NO. 4 — APPROVAL OF AMENDED AND RESTATED 2010 LONG-TERM EQUITY COMPENSATION PLAN

(Proposal 4 on the Proxy Card)

On April 10, 2013, the Board approved an Amended and Restated 2010 Long-Term Equity Compensation Plan of PDC Energy, Inc. (the “Amended Plan”) to be effective upon stockholder approval at the Annual Meeting, and recommended that the Company’s stockholders approve and adopt the Amended Plan. The Board has elected to propose this Amended Plan to:

•	Authorize an additional 1,600,000 shares for issuance under the Amended Plan;

•	Require minimum vesting schedules for all Amended Plan awards (with certain limited exceptions);

•	Eliminate the automatic vesting of Amended Plan awards upon a change in control;

•

Expand the types of performance goals that may be used for Amended Plan awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Increase the individual limits for awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), thereby allowing for greater use of such awards prospectively; and

•	Extend the termination date of the Amended Plan from April 1, 2020 to June 5, 2023.

The Company considers long-term equity compensation to be an essential element of total compensation and believes the Amended Plan promotes its interests and the interests of its stockholders by attracting and retaining the services of officers, key employees, and Directors; by optimizing the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of participants to those of the Company’s stockholders; by providing participants with an incentive for excellence in individual performance; and by promoting teamwork among participants.

Our Equity Plans

The Amended Plan is the sole active plan pursuant to which we may grant equity incentive awards to eligible employees and Directors. There are, however, still certain outstanding awards that were made under our 2004 Plan. Below is information concerning our equity compensation plans and the grants made thereunder as of April 19, 2013.

As of April 19, 2013, there were 163,945 shares available for grant under the 2010 Plan. Additionally, as of April 19, 2013, there were 212,883 stock options/SARs outstanding under the Company’s equity compensation plans with a weighted average exercise price of $33.74 and weighted average remaining term of 8.6 years. In addition, as of April 19, 2013, there were 906,847 full-value awards outstanding under the Company’s equity compensation plans. Other than the foregoing, no other awards under the Company’s equity compensation plans were outstanding or available for grant as of April 19, 2013.

If the stockholders approve the Amended Plan, the number of shares of common stock reserved for issuance under the Amended Plan will be increased by 1,600,000, as follows (share counts are as of April 19, 2013):

Shares originally reserved for issuance under the existing 2010 plan		1,400,000
Shares no longer available for issuance under the 2010 plan as a result of vesting, payment, exercise of awards, etc.	-	165,140
Shares subject to outstanding awards under the existing 2010 plan	-	1,070,915
Remaining shares available for issuance pursuant to new awards under the existing 2010 plan	=	163,945
Additional shares approved for issuance under the Amended Plan	+	1,600,000
Total shares available for issuance pursuant to new awards under the Amended Plan	=	1,763,945

Summary of the Amended Plan

A description of the Amended Plan appears below. Because the description of the Amended Plan in this Proxy Statement is a summary, it may not contain all the information that may be important to you. You should carefully read the Amended Plan. A copy of the form of the Amended Plan is attached hereto as Appendix A. If approved by the stockholders at the Annual Meeting, a copy of the Amended Plan will be filed with the SEC with the Company’s next periodic filing.

Administration

The Amended Plan is administered by the Compensation Committee of the Board of Directors (for purposes of this section, the “Committee”). As permitted by law, the Committee may delegate its authority.

Eligibility

Officers, key employees, and members of the Board who are also employees of the Company and its subsidiaries are eligible to participate in all forms of awards in the Amended Plan. Approximately 200 employees of the Company and its subsidiaries are presently eligible to participate. However, because the Amended Plan provides for broad discretion by the Committee in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Directors who are not employees of the Company or its subsidiaries are eligible to participate in all forms of award in the Amended Plan, except for incentive stock options, performance shares and performance units. Currently, six non-employee Directors of the Company are eligible to participate. However, because the size of the Board could change or other non-employee Directors could be elected, the total number of persons who will be eligible to participate in the future and the respective benefits to be accorded to them likewise cannot be determined at this time.

Stock Available for Issuance Through the Amended Plan

The number of shares issuable under the amended plan will be equal to (1) 1,400,000, which is the number originally reserved for issuance upon adoption of the 2010 plan on April 1, 2010, less (2) shares no longer available for issuance under the 2010 plan as of June 6, 2013 as a result of the vesting, payment, or exercise of awards, plus (3) 1,600,000 shares. Shares issued under the Amended Plan may be either authorized but unissued shares, treasury shares, or any combination thereof. Provisions in the Amended Plan permit the reuse or reissuance by the Amended Plan of shares of common stock for numerous reasons, including the reuse of shares of common stock underlying canceled, expired, or forfeited awards of stock-based compensation and shares underlying awards paid out in the form of cash. On April 19, 2013, the closing price of a share of the Company’s common stock on the NASDAQ Stock Market was $40.64. Stock-based compensation will typically be awarded in consideration for the future performance of services to the Company.

Description of Awards Under the Amended Plan

Awards to Company Employees

The Committee may award to eligible employees incentive and nonqualified stock options, SARs, restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employee Directors

The Committee may award to non-employee Directors non-qualified stock options, SARs, restricted stock and restricted stock units.

Minimum Vesting Schedule of Awards under the Amended Plan

Awards under the Amended Plan that vest based on the passage of time generally may vest no more rapidly than pro-rata over a three-year period from the date the award was granted, and awards under the Amended Plan that vest based on the achievement of specific performance measures generally vest no more rapidly than one year from the date the award was granted. The Amended Plan contains a limited exception that allows up to 10% of the reserved shares to be issued pursuant to awards with more accelerated vesting schedules than those described above.

Stock Options

The Committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. If an award of stock options is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to stock options granted in any calendar year to any one participant is 800,000. Options granted to participants under the Amended Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years after the date of grant. Subject to the specific terms of the Amended Plan, the Committee will have discretion to set such additional limitations on such grants as it deems appropriate; the award agreement will reflect these limitations.

Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions will be determined at the discretion of the Committee, might not be uniform among all participants, and might reflect distinctions based on the reasons for termination of employment.

Upon the exercise of an option granted under the Amended Plan, the option price is payable in full to the Company, either: (1) in cash or its equivalent; (2) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided that such shares have been held by the optionee for at least six months prior to their tender); or (3) by any combination of the foregoing methods of payment. The Committee may also allow options granted under the Amended Plan to be exercised by a cashless exercise through a broker, as permitted under Federal Reserve Board Regulation T, or any other means the Committee determines to be consistent with the Amended Plan’s purpose and applicable law.

SARs

The Committee may award SARs under the Amended Plan upon such terms and conditions as it may establish. The Committee may award either freestanding SARs or SARs in tandem with stock options (a “tandem SAR”). The exercise price of a freestanding SAR will equal the fair market value of a share of common stock on the date of grant, whereas the exercise price of a tandem SAR issued in connection with a stock option will equal the option price of the related option. If an award of SARs is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to SARs awarded in any calendar year to any one participant is 800,000. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company common stock of equivalent value, or in some combination thereof.

In the case of a freestanding SAR, the Committee will determine the number of shares of common stock covered by the SAR and the exercise period thereof. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price, multiplied by the number of shares of stock exercised under the SAR. In the case of a tandem SAR, the Committee may determine the exercise period of the SAR except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable, surrender the option and receive on exercise an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the option purchase price, multiplied by the number of shares of stock covered by the surrendered option. Each award agreement will set forth the extent to which the participant will have the right to exercise the SAR following termination of the participant’s employment with the Company. The termination provisions will be determined by the Committee in its sole discretion, need not be uniform among all participants, and may reflect distinctions based on the reasons for termination of employment.

Restricted Stock

Awards to Key Employees

The Committee may choose to award shares of restricted common stock under the Amended Plan to employees in such amounts and upon such terms and conditions as it may determine. If an award of restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be granted in the form of restricted stock in any one calendar year to any one participant is 400,000. The award agreement will specify the vesting schedule (which may be time-based or based upon the achievement of specific performance objectives), the number of shares of restricted stock granted, any requirement that a participant pay a stipulated purchase price for each share, and any other terms and conditions of the restricted stock award. Recipients may have the right to vote these shares from the date of grant, as determined by the Committee. Participants shall receive dividends on their shares of restricted stock, which will be paid only if and when the restricted stock vests.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. These provisions need not be uniform among all shares of restricted stock issued under the Amended Plan, and may reflect distinctions based on reasons for termination of employment.

Awards to Non-Employee Directors

Restricted stock awards may be granted to non-employee Directors in such amounts and subject to such conditions as are determined by the Board. Restricted stock will be subject to forfeiture for the period (the “Restricted Period”) commencing upon the date when the restricted stock is awarded and ending on the earliest to occur of the following:

•	The retirement of the non-employee Director from the Board in compliance with the Board’s retirement policy as then in effect;

•	The termination of the non-employee Director’s service on the Board as a result of the non-employee Director’s not being nominated for re-election by the Board;

•

The termination of the non-employee Director’s service on the Board because of the non-employee Director’s resignation or failure to stand for re-election with the consent of the Board (which means approval by at least 80% of the Directors voting, with the affected non-employee Director abstaining);

•	The termination of the non-employee Director’s service on the Board because the non-employee Director, although nominated for reelection by the Board, is not re-elected by the stockholders;

•

The termination of the non-employee Director’s service on the Board because of (1) the non-employee Director’s resignation at the request of the Nominating and Governance Committee of the Board; (2) the non-employee Director’s removal by action of the stockholders or by the Board; or (3) a change in control of the Company, as defined in the Amended Plan;

•	The termination of the non-employee Director’s service on the Board because of disability or death; or

•	The vesting of the award.

If a non-employee Director ceases to be a member of the Board for any other reason, including non-approved resignation or removal for “cause,” as defined in the Amended Plan, the non-employee Director will forfeit to the Company all restricted stock awarded to him or her for which the Restricted Period has not ended.

The Amended Plan provides that non-employee Directors receiving restricted stock may have the right to vote the shares from the date of grant, as determined by the Committee, and will have the right to receive cash dividends and other cash distributions in respect of their restricted stock.

Restricted Stock Units

The Committee may award restricted stock units (“RSUs”) to key employees and non-employee Directors upon such terms and conditions as the Committee determines. Each RSU will have a value equal to the fair market value of a share of the Company’s common stock on the date of grant. If an award of RSUs is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate award of RSUs to any one participant during any one fiscal year will cover no more than 400,000 shares; provided, further, that the maximum aggregate award of restricted stock and RSUs for any one fiscal year will be coordinated so that in no event will any one participant be granted awards covering more than 400,000 shares taking into account all such awards. In its discretion, the Committee may impose vesting conditions on RSUs, as specified in the RSU award agreement, including vesting based upon the passage of time, the achievement of specific performance goals, or both. As determined by the Committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of Company stock, or a combination of cash and Company stock. Settlement of vested RSUs will occur in a lump sum as soon as practicable after the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of Company stock between the date of award and the date the RSU is paid to the participant, if at all. Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the RSU under the Amended Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights. Each RSU award agreement will set forth the extent to which the participant will have the right, if any, to retain or receive payment for unvested RSUs following termination of the participant’s employment with the Company. These provisions need not be uniform among all RSU awards issued under the Amended Plan, and may reflect distinctions based on reasons for termination of employment.

Performance Units/Performance Shares

The Committee has the discretion to award performance units and performance shares under the Amended Plan upon such terms and conditions as it may establish. If an award of performance units or performance shares is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate payout for awards of performance shares which may be granted in any one calendar year to any one participant will be 400,000 shares, and the maximum aggregate payout for awards of performance units which may be granted in any one calendar year to any one participant will be $5,000,000. Performance units will have an initial value as determined by the Committee, whereas performance shares will have an initial value equal to one share of common stock on the date of award. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met. Payment of performance shares and performance units will be made in a single lump sum following the close of the applicable performance period. In its discretion, the Committee may pay earned performance shares or performance units in cash, in shares of Company stock or in a combination of cash and stock, which will have an aggregate fair market value equal to the value of the earned performance share or performance unit at the close of the applicable performance period. Participants will not be entitled to dividend or voting rights with respect to any performance shares or performance units earned but not yet distributed to a participant. Unless otherwise determined by the Committee, in the case of death or disability during the performance period, the participant, or his or her estate, will not be entitled to receive any payout of the performance shares or performance units. In the case of any other termination of the participant’s employment during the performance period, all performance shares and performance units intended to qualify as performance-based compensation will be forfeited by the participant.

Performance Measures

The Committee shall have the authority to structure awards under the Amended Plan to be “performance-based compensation” under Code Section 162(m). The vesting of, or amount payable under, any such award will be determined solely based upon the achievement of certain pre-established objective performance goals established by the Committee in writing no later than 90 days after the beginning of the performance period for which the performance goals are measured. Under the Amended Plan, the Committee may utilize any of the following measures of performance in establishing the objective performance goals for such awards: net income either before or after taxes (including adjusted net income), share price, earnings per share (basic or diluted), total stockholder return, return on assets, return on equity, operating income, return on capital or investment, cash flow or adjusted cash flow, economic value added, debt level, cost reduction targets, equity ratios, capital efficiency (adjusted EBITDA divided by production and divided by average finding and development cost), coverage ratio (adjusted EBITDAX/interest), EBITDA or EBIDTA margin, operating and general and administrative expense (the sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense), average reserve replacement ratio (the sum of extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of the same), production or production growth, oil and gas reserves or growth in reserves, oil and gas reserve additions, and costs of finding oil and gas reserves. The objective performance goals may be measured (1) on a total basis, on a per Mcf or BOE equivalent basis, on a per share basis, or on such other basis as may be determined by the Committee; (2) at the Company level, at a subsidiary or affiliate level, or at an operating unit level; and (3) on an absolute or comparative basis as determined in the Committee’s discretion (including, but not limited to, on a comparative basis against the Company’s internal targets, the Company’s competitors, the industry or some other comparative group).

Following the end of a performance period, the Committee will certify in writing the degree of attainment of the pre-established objective performance goals and the corresponding level of vesting or amount earned under the performance-based awards for the performance period. The Committee will also have discretion to reduce (but not to increase) the value of a performance-based award.

Conditions to Award Vesting

With respect to participants who are employees, if such participant terminates employment with the Company for any reason other than death while any award under the Amended Plan remains outstanding, that participant will receive such shares or benefit only if, during the entire period from his or her date of termination to the date of such receipt, the participant (1) consults and cooperates with the Company on matters under his or her supervision during the participant’s employment; and (2) refrains from engaging in any activity that is directly or indirectly in competition with any activity of the Company for a one-year period. If a participant fails to comply with this requirement, the participant’s rights under any outstanding award will be forfeited unless otherwise waived by the Committee.

Adjustment and Amendments

The Amended Plan provides for appropriate adjustments to outstanding awards and to the number of shares of Company stock available for future awards (and to related plan limits) in the event of changes in outstanding common stock by reason of a merger, stock split, stock dividend, or certain other events.

The Amended Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate. However, no such amendment may adversely affect any outstanding awards without the affected holder’s consent. NASDAQ listing standards require stockholder approval for all material amendments of the Amended Plan.

Change in Control

Existing Awards

Unless otherwise provided in an applicable award agreement, the provisions of the plan as in effect prior to June 6, 2013 shall govern the treatment of awards existing as of such date upon a change in control.

New Awards

Unless otherwise provided in an applicable award agreement, upon a change in control (as defined in the Amended Plan), the Board or the Committee (as applicable) shall have full discretion to take whatever actions it deems necessary or appropriate with respect to awards granted after June 6, 2013, including but not limited to the following actions: (1) provide for full or partial accelerated vesting of any award or portion thereof, either immediately prior to the change in control or on such terms and conditions following the change in control (such as a termination without cause) as the Board or the Committee determine in their sole and absolute discretion; (2) provide for the assumption of such awards (or portions thereof) or the substitution of such awards (or portions thereof) with similar awards of the surviving or acquiring Company; (3) provide for the cash-out and cancellation of any award (or portion thereof); and (4) take any other actions as the Board or Committee deem necessary or advisable in connection with such change in control transaction. If the surviving or acquiring company does not assume the outstanding awards (or portions thereof) or substitute similar stock awards for those outstanding under the Amended Plan as of the change in control, then the vesting and exercisability (if applicable) of all awards (or portions thereof) shall be accelerated in full immediately prior to such change in control, and such outstanding awards (or portions thereof) shall terminate and/or be payable upon the occurrence of the change in control. The Board or the Committee, as applicable, may take different actions with respect to different participants under the Amended Plan, different awards under the Amended Plan, and different portions of awards granted under the Amended Plan.

Nontransferability

No award under the Amended Plan may be sold, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Duration of the Plan

The Amended Plan will remain in effect until all shares subject to the Amended Plan have been purchased or acquired under the terms of the Amended Plan, and all performance periods for performance-based awards granted under the Amended Plan have been completed. However, in no event will an award be granted under the Amended Plan on or after June 5, 2023.

Certain Federal Income Tax Consequences

The following description of the material federal income tax consequences of awards under the Amended Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Amended Plan.

Incentive Stock Options

A participant who is granted an ISO recognizes no taxable income when the ISO is granted. A participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below). A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised a non-qualified stock option, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the option price; or (2) the excess of the amount realized on the sale of the stock over the original option price. The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the amount of the Company’s deduction is equal to the amount of the compensation income recognized by the participant.

Alternative Minimum Tax

The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of an applicable exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a non-qualified stock option (as described below under “Non-Qualified Stock Options”), so the difference between the fair market value of the shares received on exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances.

Non-Qualified Stock Options

The tax treatment of NQSOs differs significantly from the tax treatment of ISOs. In general, no taxable income is recognized when an NQSO is granted, but upon exercise, the difference between the fair market value of the shares received and the exercise price is taxable as ordinary compensation income to the recipient and is generally deductible by the Company. If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

SARs

A participant will generally not recognize taxable income upon receipt of a SAR. Upon exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares of the Company’s common stock received at the time of exercise. The Company is generally entitled to a deduction equal to the amount of ordinary income recognized by a participant upon exercise of an SAR. If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Restricted Stock

A participant receiving restricted stock ordinarily does not recognize income at the time of the grant of the restricted stock award. When the shares of restricted stock vest, the participant will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares on the vesting date. Alternatively, the participant may elect under Section 83(b) of the Code to recognize ordinary compensation income upon the grant of the restricted shares (in an amount equal to the fair market value of the shares on the grant date). Any dividends paid on or with respect to unvested restricted stock are generally taxable upon receipt as ordinary compensation income. If the participant is an employee of the Company, any compensation income will constitute additional wages, subject to FICA taxes and withholding. The Company generally is entitled to deduct an amount equal to the income recognized by the participant at the time the participant recognizes the income.

RSUs

A participant will generally recognize ordinary compensation income equal to the amount of cash received and the fair market value of any shares of the Company’s common stock received at the time payment is made under the restricted stock unit. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Performance Units and Performance Shares

A participant will generally recognize ordinary compensation income equal to the amount of cash received and the fair market value of any shares of the Company’s common stock received at the time payment is made under the performance unit or performance share award. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Section 409A

Notwithstanding any contrary provision in the Amended Plan, each provision in the Amended Plan that otherwise relates to nonqualified deferred compensation benefits will be interpreted to permit the deferral of compensation and the payment of deferred amounts in accordance with Section 409A of the Code, to the extent applicable.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by the Company in excess of $1 million for any taxable year to a “Covered Employee” generally is not deductible by the Company or its affiliates for federal income tax purposes unless an exemption from such limitation exists. Generally, a “Covered Employee” under Section 162(m) includes the chief executive officer and the three other highest paid executive officers of the Company other than the chief executive officer or chief financial officer as of the last day of the taxable year. The Amended Plan permits, but does not require, the grant or payment of “performance-based compensation” that is exempt from the deduction limitations of Code Section 162(m). However, the Committee will at all times consist of “outside directors” as required for purposes of Section 162(m), and the Committee will take the effect of Section 162(m) into consideration in structuring Amended Plan awards.

Prospective awards of equity compensation under the Amended Plan, if approved by the stockholders, are not currently determinable.

Board Recommendation and Vote Requirement

The Board believes that the Amended Plan is in the best interest of the Company and its stockholders and therefore recommends a vote for approval of the Amended Plan. Proxies not marked to the contrary will be voted in favor of the Amended Plan. Because approval of the Amended Plan will increase the number of shares available for issuance to all Directors and executive officers of the Company, each of the Directors and executive officers of the Company has an interest in and may benefit from the Amended Plan. Approval of the Amended Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will not be included in the tabulation of votes cast on this matter.

For the above reasons, our stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s Amended and Restated 2010 Long-Term Equity Compensation Plan is hereby approved and adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2010 LONG-TERM EQUITY COMPENSATION PLAN.

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2013 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our By-Laws and the rules of the SEC, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock, par value $0.01 per share, as of April 17, 2013, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Voting power is the power to vote or direct the voting of securities, and dispositive power is the power to dispose of or direct the disposition of securities. As of April 17, 2013, 30,332,652 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,744,216	(1)	9.1%
T. Rowe Price Associates, Inc. 100 East Pratt St. Baltimore, MD 21202	2,743,932	(2)	9.1%
Dimensional Fund Advisors Inc. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,169,502	(3)	7.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,835,764	(4)	6.1%
Citadel Advisors LLC 131 S. Dearborn St., 32nd Floor Chicago, IL 60603	1,782,555	(5)	5.9%
James M. Trimble	75,879	(6)	*
Gysle R. Shellum	40,106	(7)	*
Barton R. Brookman, Jr.	72,257	(8)	*
Lance A. Lauck	53,558	(9)	*
Daniel W. Amidon	35,124	(10)	*
Kimberly Luff Wakim	13,055	(11)	*
David C. Parke	18,143	(12)	*
Jeffrey C. Swoveland	22,839	(13)	*
Anthony J. Crisafio	16,623		*
Joseph E. Casabona	22,060		*
Larry F. Mazza	16,855		*
All Directors and executive officers as a group (11 persons)	386,499	(14)
* Represents less than 1% of the outstanding shares of common stock.

(1)	According to the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 31, 2013.

(2)

According to the Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 13, 2013. At the time of the filing, the reporting person reported having sole voting power over 597,499 shares and sole dispositive power over 2,743,932 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that is is, in fact, the beneficial owner of such securities.

(3)

According to the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 11, 2013. At the time of the filing, the reporting person reported having sole voting power over 2,134,448 shares and sole dispositive power over 2,169,502 shares.

(4)

According to the Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2013. At the time of the filing, the reporting person reported having sole voting power over 46,637 shares and sole dispositive power over 1,790,327 shares.

(5)	According to Schedule 13G filed by Citadel Advisors LLC with the SEC on April 8, 2013.

(6)

Excludes 94,336 restricted shares subject to vesting greater than 60 days after April 17, 2013; includes 10,986 shares subject to SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(7)

Excludes 28,699 restricted shares subject to vesting greater than 60 days after April 17, 2013; includes 15,147 shares subject to SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(8)

Excludes 24,499 restricted shares subject to vesting greater than 60 days after April 17, 2013; includes 14,952 shares subject to SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(9)

Excludes 23,907 restricted shares subject to vesting greater than 60 days after April 17, 2013; includes 12,748 shares subject to SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only. Mr. Lauck shares voting and dispositive power with his wife held in joint account.

(10)

Excludes 19,731 restricted shares subject to vesting greater than 60 days after April 17, 2013; includes 13,236 shares subject to SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(11)	Excludes 1,046 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(12)	Excludes 571 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(13)	Excludes 2,156 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(14)

Excludes 191,172 restricted shares subject to vesting greater than 60 days after April 17, 2013, and 3,773 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan; includes 67,069 SARs exercisable within 60 days of April 17, 2013. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2012, the Company’s officers, Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and establish the Board’s policies on a number of corporate governance issues. The Corporate Governance Guidelines were most recently amended on March 14, 2013.

Majority Voting Policy

The Board amended its Corporate Governance Guidelines on March 14, 2013 to include a Majority Voting Policy. Under our Majority Voting Policy, any nominee for Director in an uncontested election who receives a greater number of “withheld” votes than “for” votes will promptly tender his or her resignation. The Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes.

In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why stockholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting the resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interest of the Company and our stockholders. In considering the Nominating and Governance’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors that the Board believes to be relevant. If this were to occur, we would promptly and publicly disclose the Board’s decision and process in a report filed with the SEC.

Other Corporate Governance Documents

The Corporate Governance section on the Company’s website includes the Corporate Governance Guidelines and the following governance documents:

Director Nomination Procedures

Director Stock Ownership Guidelines

Insider Trading Policy

Stockholder Communication Policy

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Non-Executive Chairman Charter

Code of Business Conduct and Ethics

Waiver of Potential Conflicts of Interest

Board of Directors

The Company’s By-Laws provide that the number of members of the Board of Directors shall be designated from time to time by a resolution of the Board. Currently, the designated number of Directors is seven. The By-Laws provide that the Board shall be divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each Annual Meeting of Stockholders, one class of Directors, whose term has expired, is elected to a new term of three years. The classes are staggered so that the term of one class expires each year.

There is no family relationship between any Director or executive officer or the Company. There are no arrangements or understandings between any Director or officer and any other person pursuant to which the person was selected as an officer of the Company.

Director Independence

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews the NASDAQ listing standards, which set forth certain circumstances under which a director is not considered independent. As CEO and President of the Company, Mr. Trimble is not independent under such standards. Audit Committee members are subject to additional, more stringent NASDAQ and Exchange Act requirements.

The Board has reviewed the business and charitable relationships between the Company and each non-employee Director (“Non-Employee Director”) to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors (i.e., Messrs. Casabona, Crisafio, Mazza, Parke, and Swoveland, and Ms. Wakim) is independent under NASDAQ Listing Rule 5605 and the Exchange Act and our committee charter requirements.

Board Meetings and Attendance

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Planning and Finance Committee was disbanded on September 14, 2012. Actions taken by these committees are reported to the Board at its next meeting. During 2012, each of the Company’s Directors attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Company’s Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders. All of the Directors attended the 2012 Annual Meeting on June 10, 2012.

The following table identifies the members of each committee of the Board, the chair of each committee, and the number of meetings held in 2012.

2012 BOARD AND COMMITTEE MEMBERSHIPS

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Planning and Finance Committee(3)
Joseph E. Casabona	x	x(1)(2)			x(1)
Anthony J. Crisafio	x	x(2)	x
Larry F. Mazza	x		x	x(1)
David C. Parke	x		x	x	x
Jeffrey C. Swoveland	x	x	x		x
James M. Trimble	x				x
Kimberly Luff Wakim	x	x	x(1)	x

Number of Meetings in 2012	6	8(4)	7	4	2

(1)	Chair

(2)	Mr. Crisafio stepped down from the Audit Committee in September 2012, at which time Mr. Casabona succeeded him as Chair of the Audit Committee.

(3)	The Planning and Finance Committee was disbanded in September 2012.

(4)	A sub-committee of the Audit Committee held five additional meetings in 2012 related to partnership SEC filings.

The Non-Employee Directors generally meet in “executive session” in connection with each regularly scheduled Board meeting without the employee Director (the CEO) present. Mr. Swoveland chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted an Audit Committee Charter which is posted on the Company’s website. The Board assesses the adequacy of the Audit Committee Charter on an annual basis and revises it as necessary. The Audit Committee Charter was most recently amended on March 15, 2013 primarily to clarify such committee’s responsibility for oversight of risk management. The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by SEC regulations. The Audit Committee’s primary purpose is to assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements of the Company, and compliance by the Company with legal and regulatory requirements. Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work and to assess the need for an internal audit function and recommend its establishment when deemed appropriate. In performing its responsibilities, the Audit Committee:

•	Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Monitors the independence of the independent registered public accounting firm; and

•	Provides an avenue of communication among the independent registered public accounting firm, management and the Board.

Compensation Committee

The Board has determined that all members of the Compensation Committee (the “Committee”) are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Compensation Committee Charter which is posted on the Company’s website. The purposes and functions of the Committee are primarily to:

•	Oversee the development of a compensation strategy for the Company’s Named Executive Officers;

•	Evaluate the performance of and set compensation for the CEO;

•	Review and approve the elements of compensation for other senior executive officers of the Company;

•	Negotiate the terms of employment agreements with executive officers of the Company and approve all change in control plans;

•	Review the compensation of the Directors for Board and committee work and recommend to the Board changes in such compensation levels;

•	Review and approve performance criteria and results for which bonus awards for senior executive officers will be determined, and approve bonus awards to senior executive officers;

•

Recommend to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approve all equity grants under the plans, and administer all equity-based incentive programs of the Company, which may include specific delegation to management regarding awards to non-executive officers; and

•	Review and approve Company contributions to retirement plans.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2012.

Nominating and Governance Committee

The Board has determined that all members of the Nominating and Governance Committee (the “N&G Committee”) are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Nominating and Governance Committee Charter which is posted on the Company’s website. The purposes and functions of the N&G Committee are primarily to:

•	Assist the Board by identifying individuals qualified to become Board members, recommend nominees for election at the next Annual Meeting of Stockholders, or fill any vacancies;

•	Recommend to the Board corporate governance guidelines applicable to the Company;

•	Lead the Board in its annual review of the Board’s performance; and

•	Recommend to the Board the nominees for membership on each committee.

Planning and Finance Committee

The Board disbanded the Planning and Finance Committee, which was formerly comprised of three Non-Employee Directors, the CEO, and two non-voting members of executive management, on September 14, 2012.

Board Leadership Structure

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes our Company’s current leadership structure, under which Mr. Trimble serves as CEO and President and Mr. Swoveland serves as Non-Executive Chairman of the Board, is the optimal structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We believe that as directors continue to have more oversight responsibilities than ever before, it is beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus his energy on leading the Company. We believe our CEO and Chairman have an excellent working relationship which, with the separation of their positions, provides strong leadership for the Board while positioning our CEO as the leader of the Company in the eyes of our employees and other stockholders. The Board reconsiders this issue annually as it elects its Chairman or as circumstances arise that may require such determination.

As Non-Executive Chairman, Mr. Swoveland generally chairs the meetings of executive sessions of our Non-Employee Directors. The Non-Executive Chairman, in consultation with the CEO, establishes the agenda for each Board meeting.

DIRECTOR COMPENSATION

Compensation of our Non-Employee Directors is reviewed annually by the Committee and approved by the Board. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting Director compensation, we consider the significant amount of time the Directors spend fulfilling their duties as well as the competitive market for skilled Directors. In addition, we recognize that our Directors are also responsible for the oversight of four partnerships for which PDC is the managing general partner. No compensation is paid to our CEO for his service on the Board.

In 2012, the Committee directly engaged Towers Watson & Co. (the “Consultant”) as the compensation consultant to review executive compensation and to conduct an annual review of the total compensation of Non-Employee Directors. Specifically, the Consultant evaluated retainer fees, potential meeting fees and stock-based long-term incentives using, as the competitive benchmark, levels of total compensation paid to the directors of the energy companies which comprise the Company’s peer group for determining 2012 executive compensation. Below is a summary of the compensation paid to our Non-Employee Directors. All Board and committee retainers are paid in quarterly installments.

Cash Compensation

Annual Board Retainer

The annual Board term begins on July 1 of each year. For the 2011-2012 and 2012-2013 Board terms, each Non-Employee Director received an annual cash retainer of $55,000 and $60,000, respectively, for service on the Board and for attendance at all Board meetings. The Non-Executive Chairman receives an additional cash retainer of $100,000 per year.

Annual Committee Retainers

Each Non-Employee Director receives an annual cash retainer for service on each committee on which he or she serves. The chair of each committee receives an additional annual retainer for his or her services as chair of that committee. The following table shows the committee and additional chair retainers for the 2011 – 2012 and 2012 – 2013 Board terms.

COMMITTEE RETAINERS

	2011 – 2012 Board Term		2012 – 2013 Board Term
Committee	Committee Retainer	Additional Committee Chair Retainer	Committee Retainer	Additional Committee Chair Retainer
Audit	$10,000	$17,500	$15,000	$17,500
Compensation	10,000	10,000	10,000	10,000
Nominating and Governance	6,000	7,500	6,000	7,500
Planning and Finance*	10,000	10,000	10,000	10,000

*	The Planning and Finance Committee was disbanded in September 2012.

In addition:

•

A Special Committee consisting of Messrs. Crisafio, Mazza, Parke and Swoveland was created in 2008 to consider the potential repurchase of certain partnerships for which the Company is the managing general partner (each a “Partnership”). Special Committee members Parke, Crisafio and Mazza each received a fee of $1,350 and Mr. Swoveland received a fee of $1,650, paid in 2012 for attendance at meetings held in 2011.

•

A sub-committee of the Audit Committee consisting of Mr. Casabona and, until September 2012, Mr. Crisafio, acting together or individually, reviews and approves SEC filings for the Partnerships. For the Board year 2012-2013, the Audit sub-committee retainer is $10,000. This was reduced from $30,000 for the 2011-2012 Board year following the sale of a majority of the Partnerships.

Equity Compensation

On the date of each Annual Meeting, each Non-Employee Director is awarded restricted Company stock for service on the Board. In June 2012, each Non-Employee Director received the equivalent of $125,000 (4,468 shares) in restricted stock of the Company. These shares were granted under the Company’s 2010 Long-Term Equity Compensation Plan approved by stockholders in 2010 (the “2010 LTI Plan”) and vest ratably over three years.

Deferred Compensation

Each Non-Employee Director may choose to defer all or a portion of his/her annual cash compensation by participating in the Non-Employee Director Deferred Compensation Plan. All compensation deferred into this program is credited with hypothetical earnings and losses as if invested in common stock of the Company. Except for Mr. Swoveland, none of the Non-Employee Directors deferred compensation in 2012.

Company Stock Ownership Requirements

The Company’s Director Stock Ownership Guidelines require the Non-Employee Directors to hold shares of Company stock in an amount equal to at least five times his/her annual Board retainer. Compliance with ownership requirements is measured annually. Qualifying shareholdings include Company stock owned directly and unvested restricted stock. Directors are required to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2012, all of the Directors met the requirements under the guidelines.

The Company’s Insider Trading Policy expressly prohibits independent Directors from purchasing options, puts or calls or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

Director Compensation

The table below summarizes the compensation paid to the Non-Employee Directors for fiscal year 2012.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Joseph E. Casabona(3)	109,395	102,317	211,712
Anthony J. Crisafio(3)(4)	106,975	102,317	209,292
Larry F. Mazza(4)	82,350	102,317	184,667
David C. Parke(4)	82,350	102,317	184,667
Jeffrey C. Swoveland(4)(5)	189,150	102,317	291,467
Kimberly Luff Wakim	96,000	102,317	198,317

(1)

Includes annual Board retainer, regular committee and committee chair retainers, audit sub-committee retainers, cash compensation paid for participation on the Special Committee and retainers for the Non-Executive Chairman of the Board. No per-meeting fees are paid.

(2)

As compensation for services rendered from July 1, 2012 through June 30, 2013, Non-Employee Directors were awarded $125,000 in the form of restricted stock based on the average of the 15-day closing prices ending ten days prior to the grant date. Based on a price of $27.98 as of June 7, 2012, the Company awarded 4,468 shares of restricted stock to each Non-Employee Director. The amount reported in this table reflects the grant date fair value as computed in accordance with FASB ASC Topic 718.

(3)	Mr. Casabona’s compensation for 2012 includes $20,000 and Mr. Crisafio’s compensation for 2012 includes $17,500 for their service on the Audit sub-committee.

(4)	Messrs. Crisafio, Mazza and Parke each received $1,350 and Mr. Swoveland received $1,650 in 2012 for their attendance at Special Committee meetings held in 2011.

(5)	Mr. Swoveland received $100,000 for his service in 2012 as Non-Executive Chairman of the Board.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to recommend nominees for election to the Board. The Director Nomination Procedures are posted on the Company’s website. The N&G Committee evaluates each candidate based on the candidate’s level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her overall experience and knowledge), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The N&G Committee identifies Director candidates primarily through recommendations made by the Non-Employee Directors. These recommendations are developed based on the Non-Employee Directors’ knowledge and experience in a variety of fields and on research conducted by PDC staff at the N&G Committee’s direction. The N&G Committee also considers recommendations made by Directors, employees, stockholders and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the guidelines. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director Nominees, but did not do so in 2012.

Diversity Consideration

In addition to qualities of intellect, integrity and judgment, the N&G Committee takes into consideration diversity of background, senior management experience, education, and an understanding of some combination of oil and gas marketing, finance, technology, government regulation, and public policy. The N&G Committee makes its determination in the context of an assessment of the perceived needs of the Board at that point in time. The N&G Committee evaluates all Director nominees, including nominees recommended by stockholders, using these criteria. The Director nomination process specifically includes disclosure of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs.

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS

Stockholder Recommendations

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company’s headquarters or by sending the information via email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a candidate should include:

•	Sufficient biographical information to allow the N&G Committee to evaluate the potential candidate in light of the Director Nomination Procedures;

•	An indication as to whether the proposed candidate will meet the requirements for independence under NASDAQ guidelines;

•	Information concerning any relationships between the candidate and the stockholder recommending the candidate; and

•	An indication of the willingness of the proposed candidate to serve if nominated and elected.

Stockholder Nominations

Stockholders who wish to may nominate candidates for election to the Board. The Company’s By-Laws require that stockholders who wish to submit nominations of persons for election to the Board at the Annual Meeting of Stockholders follow certain procedures. The stockholder must give written notice to the Corporate Secretary at PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 or may email notice to board@pdce.com not later than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is more than 30 days before or more than 60 days after that anniversary date, however, for notice by such stockholder to be timely, it must be received not later than 80 days before the Annual Meeting, or within 10 days following the Company’s public announcement of the date of its Annual Meeting. The stockholder must be a stockholder of record at the time the notice is given. The written notice must set forth (1) as to each nominee, all information relating to that person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected); (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, and (b) the class and number of shares of the Company’s securities that are beneficially owned by such stockholder and the beneficial owner; and (3) any material interest of such stockholder and such beneficial owner in such nomination.

THE BOARD’S ROLE IN RISK MANAGEMENT

The Board seeks to understand and oversee critical business risks. Risks are considered in every business decision, including through Board oversight of the Company’s internal risk management system. For instance, a special assessment of risks (financial and otherwise) is included in every acquisition proposal to the Board. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. The Audit Committee is the primary committee overseeing risk and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements, such as counterparty risks and derivative program risks. Similarly, the Compensation Committee considers risks related to the structure and size of the Company’s compensation plans, as set out below.

We believe our Board leadership structure supports the risk oversight function. In addition to having an independent Non-Executive Chairman of the Board, an independent Director chairs each of our Board committees involved with risk oversight. There is open and continuous communication between management and our Directors.

Compensation Risk Assessment

We do not believe the Company’s executive and non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include:

•	A balance of short-term and long-term programs to ensure focus on both elements of Company performance;

•	Caps on awards payable to any individual under our bonus and performance share programs along with Committee discretion to decrease bonus payouts in the event it believes excessive risk was taken;

•	Certain bonus awards are subject to reduction or forfeiture following a re-evaluation of performance in prior years;

•	“Clawback” provisions are included in all Named Executive Officers’ (as defined below) employment agreements;

•	Significant stock ownership requirements for Named Executive Officers and Non-Employee Directors;

•

A robust trading policy that prohibits executive officers from selling Company shares without first obtaining permission from the Company’s General Counsel, even during open trading windows under our Insider Trading Policy; and

•	A hedging policy that does not permit the Company to effect transactions in oil and gas derivatives on a speculative basis.

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

Stockholders wishing to communicate with the Board or a committee of the Board may do so by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company, which is reviewed at least annually by the N&G Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The

Company’s Code of Conduct is posted on its website at www.pdce.com. In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website. During 2012, the Board approved waivers regarding any potential conflict related to (1) the service of Mr. Swoveland on the Board of Directors of Linn Energy, LLC; and (2) the Company’s dealings with KeyBanc Capital Markets, KeyBank N.A., or any of its affiliate banks (collectively, “KeyBank”), including, but not limited to, its participation in the Company’s revolving bank loan group, to the extent that a conflict of interest exists as a result of the employment of Mr. Trimble’s spouse, a senior investment banker at KeyBank. These waivers are found on the Company’s website at www.pdce.com. If the Board becomes aware of a potential conflict in the future, it will consider at that time whether or not to continue these waivers.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

From January 1, 2012 to the present, there was no transaction or series of transactions, nor is there any currently proposed transaction, in which the amount involved exceeds $120,000, in which the Company is participant and in which any Director, executive officer, known holder of more than five percent of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest for which disclosure is required under SEC Rule S-K 404.

Policies and Procedures With Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors are directors or officers, or have a substantial financial interest.

Under our related party transaction policy, a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related person. The related person must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such transaction and relationship. All related person transactions will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available to the public at http://www.sec.gov and through a link from the Company’s website at www.pdce.com. These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

NAMED EXECUTIVE OFFICERS

The current Named Executive Officers of the Company, their principal occupations for the past five years and additional information is set forth below.

James M. Trimble, 64. See “Nominees for Term Expiring in 2016—Class III” on page 7 for Mr. Trimble’s information.

Gysle R. Shellum, 61, was appointed Chief Financial Officer in 2008. Prior to joining the Company, Mr. Shellum served from September 2004 through September 2008 as Vice President, Finance and Special Projects of Crosstex Energy, L.P. in Dallas, Texas. Crosstex Energy, L.P. is a publicly traded Delaware limited partnership whose securities are listed on the NASDAQ Global Select Market and is an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids. Mr. Shellum holds a B.B.A. in Accounting from the University of Texas, Arlington.

Barton R. Brookman, Jr., 50, Senior Vice President—Exploration and Production, joined PDC in July 2005. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations. Mr. Brookman holds a B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

Lance A. Lauck, 50, Senior Vice President—Corporate Development since January 1, 2012, joined PDC in August 2009 as Senior Vice President—Business Development. Mr. Lauck has overall responsibility for PDC’s business development, strategic planning, corporate reserves, and midstream and marketing. Previously, he served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before assuming various management-level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck holds a B.S. in Petroleum Engineering from the University of Missouri-Rolla.

Daniel W. Amidon, 52, Senior Vice President—General Counsel and Secretary, was appointed General Counsel and Secretary in July 2007 and Senior Vice President in 2012. Prior to joining PDC, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004, where he served in several positions including General Counsel and Secretary. Prior to his employment with Wheeling-Pittsburgh Steel, Mr. Amidon was employed by J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh law firm of Buchanan Ingersoll PC from 1986 through 1992. Mr. Amidon graduated from University of Virginia, with honors, majoring in economics. He received his J.D. from the Dickinson School of Law (currently named Penn State Law).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

Kimberly Luff Wakim, Chair

Anthony J. Crisafio

Larry F. Mazza

David C. Parke

Jeffrey C. Swoveland

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary and 2012 Highlights

At PDC, we believe that our executive compensation program is designed to reward executives when the Company achieves its financial and operational objectives. Our program:

•	Aligns the interests of our executives with the interests of our stockholders;

•	Directly supports the Company’s strategic plan by focusing performance on specific financial and operational metrics;

•	Is market-competitive and premised upon informed industry benchmarking; and

•

Results in executive compensation that is focused on the Company’s actual performance, thereby rewarding performance with compensation, with a significant portion of target compensation delivered through equity or performance-based annual bonus.

We believe that in 2012 we exceeded our performance expectations for the year, delivering key financial and operational results to our stockholders and positioning the Company for the future, having:

•	Achieved a reserve replacement of 513%, giving the Company a three-year average of 512%, enhancing the Company’s percentage of liquids compared to natural gas reserves:

•	Increased proved reserves by 14% to 1.2 TCFe;

•	Increased proved, probable and possible (3P) reserves to 3.6 TCFe, a 70% increase; and

•	Increased crude oil and liquids to 48% of proved reserves.

•	Executed our horizontal drilling program with a 100% success rate:

•	Expanded the Wattenberg Niobrara with pad drilling and advanced the de-risking of the horizontal Codell formation potential; and

•	Drilled two successful horizontal Utica wells.

•	Conducted a successful acquisitions and divestiture program to strategically focus the Company’s assets for the future:

•	Divested our Permian assets for approximately $200 million to finance future operations;

•	Acquired additional Wattenberg liquid-rich assets for approximately $300 million; and

•	Acquired additional acreage in the Utica formation to extend the Company’s holdings to approximately 45,000 net acres.

•	Successfully executed several transactions to finance the Company’s long-term strategy:

•	Completed an equity offering in May of 6.5 million shares with proceeds to the Company of $164 million;

•	Completed a $500 million high-yield debt offering in October at an interest rate of 7 3/4%, enabling us to retire $200 million of outstanding 12% notes; and

•	Expanded the Company’s revolving credit facility to $525 million (subsequent modest reduction due to a bond issuance);

•	Exceeded the Company’s targets for reserve replacement and capital efficiency; and

•	Ranked second in 2012 stock price performance among our sixteen peers.

Our key compensation changes for 2012 included:

•	Elimination of the acquisitions bonus for Mr. Lauck to recognize his expanded corporate development role, and adjusted his compensation accordingly.

•	Adjustment of target compensation to the market median placing more emphasis on variable and equity compensation, including:

•	Moderate increases to base salaries and annual incentive target bonuses; and

•	Awards of annual equity grants to approximate the median of the market in total target compensation.

•

Implementation of a new Executive Severance and Change in Control Plan for the CEO (whose employment agreement expires in 2013) and any future senior executives hired by the Company, eliminating the need for future individual employment agreements, as had been the Company’s practice historically.

General Compensation Philosophy/Objectives

Compensation Objectives

The objectives of our compensation programs are to attract, motivate and retain highly-talented executives who can lead the Company in efficiently and profitably exploring for and producing natural gas and oil in a safe and environmentally conscious way. The Compensation Committee (for purposes of this section, the “Committee”) is committed to establishing a compensation package that generally establishes target total compensation at the median level for similar positions at comparable companies, but provides increased pay as a reward for above-target performance and below-median pay for performance that does not meet the target. Our programs are structured to require a commitment to performance because total compensation at the market median is not guaranteed.

Compensation is Related to Performance and is Aligned with the Company’s Strategic Plan

The total compensation packages for our Named Executive Officers are generally weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay. The Committee aligns its executive compensation decisions with the Company’s strategic plan and the financial and operational goals it believes are necessary to drive performance. As a result, each of our incentive programs links all or a portion of its payout to the Company’s performance and, or to individual-specific performance measures. The charts below reflect the targeted fixed and at-risk components, as contemplated by the Committee for 2012, for the Named Executive Officers as a percentage of target total direct compensation.

The following charts are not a substitute for the “Summary Compensation Table” included in this Proxy Statement, which includes amounts supplemental to total direct compensation and calculates certain components of total direct compensation differently from that shown below.

These charts demonstrate that, for 2012, the Committee established a target of 84% of total direct compensation for Mr. Trimble as variable and 68% in the form of equity-based compensation, with the other Named Executive Officers having approximately 75% of their compensation as variable and 57% of their compensation in the form of equity-based compensation. This excludes the value of any residual acquisitions bonus for Mr. Lauck.

Total Compensation Should Be Competitive and Encourage Retention of Executives

We have structured our total compensation package to be comparable with the peer group, as described below, but we do not generally offer above-market pay except when performance targets have been exceeded. The Committee benchmarks each element of total direct compensation (which includes base salary, annual and long-term incentives) and the mix of compensation (cash versus equity) as compared with the peer group. We generally target base salary and total compensation at the median of the peer group for median performance in order to remain competitive for executive talent and to retain our current executive leadership. In addition, to encourage retention, long-term incentives are generally forfeited in the event an executive voluntarily terminates employment.

Incentive Compensation Balances Short-Term and Long-Term Performance

Our compensation programs are designed to maintain a balance between rewarding the achievement of short-term or annual results and ensuring the Company’s long-term growth and success. To this end, a mix of annual and long-term incentives is allocated in a manner generally consistent with the peer group of companies. The Committee also considers what it believes to be the appropriate balance of risk in each program. Participation in both the annual and long-term incentive programs increases at higher levels of responsibility, as executives in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Performance

Each fall, the Committee reviews the composition of a peer group of companies in establishing target compensation for each executive for the coming year. In its review, the Committee considers with respect to each potential peer company its size, scope and nature of business operations, ownership structure, prior financial performance and current financial scope, including market capitalization, enterprise value, revenue, EBITDA, capital expenditures and assets. In comparing the size of potential peers to PDC, the Committee uses only PDC’s oil and gas sales, and excludes any other revenues/income. The Committee then assesses whether changes to the peer group are warranted based on changes in size and/or operations of PDC and/or the peer company, and other factors that may render a peer company no longer comparable. The 2012 column in the chart below shows the peer group that was selected in September of the prior year that was used in the Committee’s analysis to determine 2012 compensation and the changes to that peer group from the previous year.

COMPANY	2011	2012
ATP Oil & Gas Corporation	x
Berry Petroleum Company (1)	x	x
Bill Barrett Corporation	x	x
Brigham Exploration Company (2)		x
Cabot Oil & Gas Corporation	x
Carrizo Oil & Gas, Inc.	x	x
Comstock Resources, Inc.	x	x
Concho Resources Inc.	x
EXCO Resources, Inc.		x
Forest Oil Corporation		x
Goodrich Petroleum Corporation	x	x
Penn Virginia Corporation		x
PetroQuest Energy, Inc.	x	x
Quicksilver Resources Inc.		x
Resolute Energy Corporation		x
Rosetta Resources Inc.	x	x
SM Energy Company	x
Stone Energy Corporation	x	x
Swift Energy Company	x	x
Venoco, Inc. (2)	x	x

(1)	Berry Petroleum Company is being acquired by Linn Energy, LLC.

(2)	Brigham Exploration Company was purchased at the end of 2011 and Venoco, Inc. became privately owned in 2012.

The Committee also uses several proprietary benchmarking surveys from a broader sample of comparably-sized oil and gas companies for additional market perspective including Effective Compensation, Incorporated’s Oil and Gas Exploration and Production Industry Survey (ECI) and survey data compiled by the Consultant. The Committee uses both the peer and survey benchmarking data to establish a dollar level for target total direct compensation for each executive at approximately the market median.

Compensation Should Be Tax-Deductible to the Extent Practicable

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements. Section 162(m) of the Code disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee. The covered employees are the principal executive officer, the principal accounting officer, and the three other most highly-compensated named executive officers. An exception to the deduction limit is provided under Code Section 162(m) for performance-based compensation paid pursuant to stockholder-approved plans that meet certain criteria.

Elements of our executive compensation program are designed to be performance-based, such as stock options, stock appreciation rights (“SARs”) and performance-based equity awards issued under the Company’s 2004 and 2010 Long-Term Incentive (“LTI”) Plans. Other aspects of our executive compensation program do not qualify as performance-based, such as time-based restricted stock and the Company’s annual incentive bonus program. It is our intent to preserve our income tax deductions by qualifying certain compensation paid to our top executives as performance-based compensation under Code Section 162(m) where practicable under our compensation policies. The Committee nonetheless may approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, the Committee believes that it would be in our best interests to exercise our discretion to pay such compensation. For example, in the case of the annual incentive bonus program, the Committee prefers to maintain the ability to exercise discretion in evaluating Company and participant performance. The Committee will continue to monitor the impact of Code Section 162(m) on the Company’s executive compensation programs.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

Executives and Directors Are Required to Own Stock

Consistent with the goal of driving long-term value creation for our stockholders, and in order to discourage undue risk-taking, the Company’s stock ownership guidelines require significant stock ownership by the Named Executive Officers and Directors. Each Named Executive Officer is expected to achieve compliance with the ownership guidelines within five years of his or her appointment as a Named Executive Officer but is not required to purchase stock to meet these guidelines. The net shares acquired through incentive compensation plans (through the exercise of stock options, SARs, or the vesting of restricted stock or performance shares) must be retained if the Named Executive Officer has not satisfied his or her targeted ownership. An executive’s failure to meet the stock ownership guidelines may influence an executive’s future mix of cash and non-cash compensation awarded by the Committee. Executives are not permitted to pledge their shares or invest in derivatives involving Company stock. Ownership is reviewed at least annually when compensation decisions are made.

As of December 31, 2012, all of the Named Executive Officers met the stock ownership requirements as set forth below.

STOCK OWNERSHIP REQUIREMENT

Name/Year of Executive Status	Stock Ownership Guidelines	Number of Shares Required To Own*	Number of Qualifying Shares Owned*
James M. Trimble (2011)	5x Base Salary	96,726	109,945
Gysle R. Shellum (2008)	3x Base Salary	29,018	42,192
Barton R. Brookman (2008)	3x Base Salary	29,018	70,090
Lance A. Lauck (2009)	3x Base Salary	26,786	54,520
Daniel W. Amidon (2007)	3x Base Salary	25,446	39,479

*	Using December 2012 average closing stock price of $33.60.

Qualifying shareholdings include stock owned directly, shares held in the Company’s 401(k) and Profit Sharing Plan, and unvested time-based restricted stock as of December 31, 2012. Not included are stock options, SARs and performance-based awards. For a description of the stock ownership requirements applicable to our Non-Employee Directors, please see “Director Compensation, Company Stock Ownership Requirements.”

Compensation Process — Making Executive Compensation Decisions

Determining Target Total Direct Compensation

The Committee determines target total direct compensation for Named Executive Officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the Committee also approves special awards and modifies perquisites. The Committee typically establishes target total direct compensation in the first quarter of each year. When determining target total direct compensation, the Committee considers the following:

•	Market median for the target total direct compensation (base salaries, bonus targets and long-term incentives) for the peer group, based on disclosure in peer proxies and other applicable survey data;

•	Individual performance and areas of responsibility relative to the market data;

•	Compensation of other executive officers in the Company; and

•	The CEO’s recommendations with respect to the compensation of the executives who report directly to him, including each of the Named Executive Officers.

The Committee’s view is that an executive’s target compensation should reflect the current market value of his or her services. For a Named Executive Officer who has performed well in the prior year, the predominant factor in determining target total direct compensation for the current year is the market median for the target total direct compensation for that position. In considering the mix of cash and long-term incentives, the Committee may adjust the amount and type of each component to generally target total direct compensation at the market median. When recruiting a new executive, the Company may be required to pay above market median to attract an individual. Over time, performance will determine actual pay and target pay will be adjusted toward the median.

Annual and Long-Term Incentive Programs

The Committee annually approves grant design, including performance metrics and target payout, for annual and long-term incentive programs. These deliberations, which usually begin with recommendations from management and involve discussions among the Committee, management and the Consultant, usually span numerous meetings before a design is approved. With respect to equity programs, the Committee also considers the accounting effect of the awards to the Company, dilution and burn rates. For performance-based equity awards, at the end of the performance period, the Committee certifies the level at which the performance measures were satisfied and approves the amount of incentive award payable to each Named Executive Officer.

Historical Compensation Review

Each year the Committee is provided various summaries for each Named Executive Officer of his or her compensation history, as well as all compensation payable upon his or her termination of employment and upon a change in control of the Company. These summaries, some of which are included in this Proxy Statement, include the following:

•	Three-year or longer history of base salary, annual incentive targets and awards, long-term incentive grants and payouts and perquisites;

•	Realized gains for the current year and potential gains on unexercised or unvested awards; and

•	The value of compensation and other severance benefits due to each Named Executive Officer under various termination scenarios, both before and after a change in control of the Company.

In addition to reviewing PDC’s historical compensation and comparing current compensation to the peers, the Committee reviews both realizable and earned pay over the past three years relative to the Company’s peers to help determine whether the Company’s compensation plan is paying for performance as designed. The Committee looks at pay-for-performance using the performance measures used by ISS and Glass Lewis (although they use different peer groups) as well as a group of company-level performance measures relevant to the oil and gas industry. Those measures include production growth, revenue growth, operating cash flow growth, EBITDA/interest expense and total stockholder return. The Committee considers the results of this analysis in making adjustments to the compensation program each year.

Role of the Compensation Consultant

The Committee has the sole power to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Consultant has been engaged directly by the Committee for approximately seven years. The Consultant provides the Committee with market data and observations regarding executive officer compensation programs and practices, including specifically:

•	Peer group identification and assessment;

•	Compensation benchmarking;

•	Advice and market insight as to the design, payout alternatives and performance measures for annual and long-term incentives;

•	Advice and market insight on other aspects of compensation (e.g., employment agreements, perquisites, etc.); and

•	Marketplace compensation trends in the Company’s industry and generally.

The Consultant does not make recommendations on or approve the amount of compensation of any Named Executive Officer. The Committee may request information or advice directly from the Consultant and may direct the Company to provide or solicit information from the Consultant. The Consultant regularly interacts with representatives of the Company and periodically with the CEO. The Consultant attends meetings of the Committee when requested. The Committee reviews the engagement of its independent compensation consultant on an annual basis and as a part of that process reviews a summary of all services provided by the Consultant and related costs, including the amount of fees paid as a percentage of the Consultant’s total revenue. In 2012, the Consultant did not perform any other material services for the Company, did not have any business or personal relationships with the Committee members or executive officers of the Company, did not own any stock of the Company, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Management in Determining Executive Compensation

Our CEO plays a significant role in the Committee’s establishment of compensation levels for our other Named Executive Officers. Significant aspects of his role in the process are:

•	Assessing his own performance and evaluation of the performance of the other Named Executive Officers;

•	Recommending quantitative and qualitative performance measures under our annual incentive program;

•	Providing feedback on proposed peer group companies;

•	Recommending base salary levels, annual incentive targets, actual annual incentive awards and long-term incentive awards for the other Named Executive Officers; and

•	Providing his assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

Management also retains an individual as a consultant in our compensation process to coordinate the preparation of certain materials for Committee meetings. This individual is retained by and reports to management, while the Consultant reports directly to the Committee.

At the Committee’s request, our Named Executive Officers may also assess the design of or make recommendations related to our compensation and benefit programs. The Committee, with input from the Consultant, determines each element of compensation for the CEO. With input from the Consultant and the CEO, the Committee determines each element of compensation for the other Named Executive Officers. The CEO is not present during voting or deliberations concerning his own compensation.

Consideration of Say-on-Pay Vote

The Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2012 Annual Meeting, an overwhelming majority (89%) of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Committee concluded that our executive compensation programs generally meet the expectations of our stockholders, and we did not make any material changes to our executive compensation programs in 2012 in response to the “say-on-pay” results.

Components of the Company’s Compensation Program

Our Named Executive Officers’ 2012 compensation consisted principally of the following components, in addition to plans and programs in which all of our full-time employees participate, such as health and welfare benefit plans:

COMPONENTS OF COMPENSATION
ELEMENT	KEY FEATURES	PURPOSE

BASE SALARY

• Base salaries are targeted at the median of the market.

• Adjustments are made on an annual basis based on an individual’s performance, pay relative to the market, changes in responsibility, and internal equity.

• To provide a minimum, fixed level of cash compensation upon which our executives can rely.

INCENTIVE COMPENSATION

Cash Incentive

• Annual cash incentive payments are based on attainment of Company and individual performance goals.

• Company performance goals are based on measurable financial and operational metrics.

• Individual performance goals are linked to key business priorities and may include both financial and non-financial goals.

• The Committee maintains discretion to adjust awards as appropriate.

• Mr. Lauck also received a residual payout in 2012 relating to the special acquisition bonus program based on acquisitions made in 2011.

• To motivate and reward executives to produce strong financial and operational results.

• To provide a competitive reward opportunity that attracts, retains and motivates our executives.

• This program was eliminated for 2012 as Mr. Lauck’s role in the Company expanded.

Equity Awards

• Long-term incentive values are delivered through multiple vehicles — restricted stock, SARs and performance shares.

• Long-term incentives, when added to total cash compensation, are targeted at the median of the market with the possibility to earn more or less than the median based on Company performance.

• To retain executives and align their long-term interests with those of stockholders.

• To provide a mix of equity awards that focuses executives on the long-term growth of our stock price but does not encourage excessive risk-taking.

• Restricted stock is an important retention tool and ties executives to stockholders as the value of restricted stock is always equal to the current value of the stock.

• SARs reward executives through increases in stock price and are believed to focus executives on taking reasonable actions to increase stock price over the long-term.

• Performance share awards promote both the long-term growth of our stock price and stock performance that exceeds our peers.

COMPONENTS OF COMPENSATION
ELEMENT	KEY FEATURES	PURPOSE

OTHER COMPENSATION

Retirement Plans

• Executives participate in our broad-based 401(k) and profit sharing plan under which all employees are eligible to make contributions in a tax-deferred vehicle and receive Company contributions.

• The Company matches dollar-for-dollar up to 10% of the employee’s compensation, then matches 20% of the employee’s contributions over the 10% amount up to the IRS maximum limits.

• The Company does not provide any supplemental retirement benefit to any current executives.

• To provide a level of retirement income for all employees, including executive officers, and allow employees to build financial security for their retirement.

Health and Welfare Benefits

• Executives participate in our broad-based health and welfare benefit programs on the same terms and conditions (including contribution rates) as other employees.

• Executives are provided up to thirteen weeks of short-term disability at full pay. Under the terms of his employment agreement, Mr. Amidon is entitled to annual premium payments for long-term disability insurance and life insurance up to $1 million.

• Mr. Amidon has never sought reimbursement for additional life insurance or disability benefits. He was provided these benefits at the time of his initial employment because the Committee did not believe that the Company’s benefit programs were adequate to cover these events at the time. Company benefit plan coverage has improved since that time.

Perquisites	• The Company provides modest perquisites to executives which include car allowance for business and personal use, and club dues.	• To provide personal benefits that are modest yet competitive with the perquisites provided to similarly situated executives.

Severance

• Executives are contractually entitled to cash severance payments upon certain termination events and a change in control of the Company. A description of these benefits is included in this Proxy Statement.

• To attract and retain executives in a volatile and consolidating industry by providing transitional income following loss of employment and to ensure executives act in the best interest of stockholders during a change in control.

2012 Compensation Decisions

Base Salary

After reviewing the market data provided by the Consultant, outside survey data and considering the other factors discussed above, we adjusted base salaries for 2012 on average 3.6% (excluding Mr. Lauck). Mr. Lauck’s base salary was increased 13% because of his expanded role in the Company and for relinquishing his contractual right to the special acquisitions bonus described below. Base salary increases for each Named Executive Officer are detailed in the “Summary Compensation Table.”

Annual Cash Incentives

Each year, we approve a target annual cash incentive award for each Named Executive Officer. These target awards are expressed as a percentage of base salary and generally produce, when combined with long-term incentives, total target compensation near the median of the peer group. Actual awards can range up to 200% of these targets based on the achievement of Company and individual goals. For 2012, we approved target annual cash incentive awards as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL CASH INCENTIVE AS % OF BASE SALARY
James M. Trimble	100%
Gysle R. Shellum	75%
Barton R. Brookman	75%
Lance A. Lauck*	75%
Daniel W. Amidon	70%

*	In addition, Mr. Lauck was eligible for a residual bonus related to acquisitions in 2011. This bonus was eliminated for 2012 (see below).

2012 Performance Metrics

In 2012, we established targets for the corporate performance metrics based on our 2012 public financial guidance, and the CEO established individual goals for each of our Named Executive Officers that align with the Company’s strategy. To provide the Committee the flexibility to adjust for and react to economic events such as dramatic changes in commodity prices or volatile capital markets, we prefer not to rely solely on a formulaic approach based on pre-established thresholds that result in automatic payouts. The Committee always retains discretion to adjust actual awards as it views appropriate given circumstances at the time of award. We used the following five quantitative financial and operational metrics in 2012 to measure corporate performance.

FINANCIAL METRICS (50%)*

Adjusted Cash Flow per Share	Net income plus/minus change in operating assets and liabilities per share.

Capital Efficiency (3-year)	Adjusted EBITDAX divided by production, divided by three years’ average finding and development cost per unit.
OPERATIONAL METRICS (50%)*

Production, Exploration and G&A Expense per Mcfe	The sum of total production, exploration, general and administrative expense and corporate general and administrative expense (G&A) divided by Mcfe (mcf equivalent for gas and oil).

Reserve Replacement Ratio (3-year average)	The sum of 2010, 2011 and 2012 extensions and discoveries, revisions in previous estimates and purchase of reserves, divided by the sum of 2010, 2011 and 2012 production.

Production (Bcfe)	Actual production volume for the year.

*

A reconciliation of the items above to the most closely related amounts calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) can be found in our quarterly investor relations material posted on our website at http://investor.pdce.com/presentations.cfm.

Throughout the year, the Committee reviews the Company’s progress toward meeting the bonus goals for the year. Following the end of the fiscal year, the Committee determines annual incentive payments as follows:

•	An overall corporate performance rating is determined for the annual quantitative financial and operational metrics; 50% is based on financial metrics and 50% is based on operational metrics;

•	The Committee may apply other subjective considerations in the final determination of the corporate performance rating (e.g., business conditions, stock price performance, etc.); and

•

Individual awards are determined by multiplying the overall corporate performance rating by the individual’s annual incentive target and multiplying the result by the individual’s base salary. Individual awards may be adjusted downward or upward at the Committee’s discretion based on individual performance. Such adjustments are anticipated to have a maximum range of +/-20%.

2012 Actual Results

Upon completion of the fiscal year, the Committee reviewed the Company’s performance based on the quantitative financial and operational measures described above. Results for 2012 were determined by the Committee as follows:

CORPORATE PERFORMANCE METRIC	TARGET	ACTUAL RESULTS	ADJUSTED RESULTS		PERFORMANCE
Financial Metrics (50%)
Adjusted Cash Flow per Share	$7.86	$5.92	$7.75	*	Near Target
Capital Efficiency (3-year)	124%	211%	217%		Above Target
Operational Metrics (50%)
Production, Exploration and G&A Expense per Mcfe	$2.65	$2.82	$2.69		Near Target
Reserve Replacement Ratio (3-year average)	226%	512%	500%		Above Target
Production (Bcfe)	53.0	49.6	52.3		Near Target

*	Adjusted using the number of shares outstanding prior to the May equity offering.

In evaluating the results, the Committee reviewed both the Actual Results and results adjusted for the following (the “Adjusted Results”):

•	Sale of the Permian production;

•	The effects of reducing capital for the Marcellus;

•	Timing of certain permitting issues with the EPA;

•	The costs associated with the Utica joint venture;

•	An extended pipeline curtailment issue affecting production;

•	The equity offering in May of three million shares; and

•	The effect on G&A expenses of third-party expenses associated with the acquisition of additional properties in the Wattenberg Field.

The Committee believed the adjustments to the five metrics for the factors noted above were appropriate because they were either:

•	The result of actions beyond the control of management, such as third-party midstream issues, and, to a lesser extent, governmental permit delays; or

•

Caused by the impressive success of the Wattenberg Field horizontal drilling program by the Company as well as some of its peers, which resulted in a significant long-term value increase for the Company’s stockholders but caused short-term midstream difficulties in 2012 which negatively impacted several of the five metrics.

In determining performance, the Committee considered the following:

•

Adjusted Cash Flow per Share: Actual results were below target but when adjusted to remove the impact of the above items, especially the equity offering in May, the results were close to target. Lower production and lower oil prices contributed to these results, offset somewhat by higher than expected realized natural gas prices (most of the Company’s natural gas was hedged);

•	Capital Efficiency (3-year): The Company’s three-year average was above target. These results are very good considering industry-wide increases in completion costs;

•

Production, Exploration and G&A Expense per Mcfe: Operating costs were down for the year. Although the Company did not meet target for the year, when adjusted for the impact of the above items, results were close to target;

•

Reserve Replacement Ratio (3-year average): Results on a three-year basis were significantly above target. The Company executed its drilling program with a 100% success rate and significantly increased reserves due to the drilling and operations success in both the Wattenberg and Marcellus programs. These results were even more significant considering the Company wrote off almost all of its non-producing gas reserves in the Piceance, NECO and Devonian fields as a result of low natural gas prices in 2012; and

•

Production (Bcfe): Actual Results were below target due to a combination of curtailments in the Wattenberg Field by our third-party gatherer and a delay in the EPA permitting process affecting one of our pipelines. Adjusting for these two items, production would have been only slightly below target.

When the Committee considered the Adjusted Results, the Company generally was near or exceeded targets. In addition, the Committee took into account the following:

•

The Company successfully conducted its acquisitions and divestiture program to strategically focus the Company for the future with the sale of the Permian assets, the acquisition of the additional Wattenberg assets and the acquisition of the additional acreage in the Utica formation to extend our holdings, especially in light of the two successful horizontal wells in that formation;

•

The Company executed several transactions to finance its long-term strategy by completing an equity offering, a high-yield offering which resulted in the Company calling in $200 million in high-interest notes, and expanding the Company’s liquidity under its revolving credit agreement to $525 million (subsequently reduced modestly due to a bond issuance);

•	The Company had a successful environmental and safety record for the year; and

•	The Company ranked second amongst its peers in total stockholder return in 2012 and on a three-year basis.

When determining the 2012 management bonus percentage above 100% of target, however, the Committee ultimately did not focus as much on such adjustments to the five metrics, but rather weighed more heavily the strategic repositioning of the Company in 2012, especially management’s vision and execution of asset restructuring as well as drilling success, which resulted in a significantly higher percentage of high-margin oil and liquids production and reserves by year end. The resulting drilling opportunity portfolio was coupled with a re-focusing of the Company on fewer basins, concentrating on areas where management believed the Company had a competitive advantage. Moreover, the Committee believed that the importance of these strategic changes was understood and appreciated by investors, as reflected in the Company’s excellent stock performance for 2012.

Taking into account all of the foregoing, the Committee determined that the Company performed well on both the financial and operational metrics and that the management team exceeded expectations with the achievement of its other accomplishments. As a result, after reviewing the 2012 results with a focus on the above-mentioned factors, the Committee determined that an overall corporate performance rating of 125% should be applied to each Named Executive Officer’s annual incentive award target. No individual adjustments were made. Actual bonus amounts paid for 2012 performance and reflected in the “Summary Compensation Table” are as follows:

NAMED EXECUTIVE OFFICER	2012 ANNUAL BONUS
James M. Trimble	$815,000
Gysle R. Shellum	305,000
Barton R. Brookman	305,000
Lance A. Lauck	282,000	*
Daniel W. Amidon	250,000

*	Excludes Mr. Lauck’s residual 2011 acquisitions bonus described below.

Residual 2011 Acquisitions Bonus to Mr. Lauck

For 2011, in addition to his annual incentive bonus, Mr. Lauck was eligible to receive a special bonus in the event of the completion of successful acquisitions, as determined by the Committee. This program was put in place to incent value-added growth through acquisitions as part of the Company’s five-year business plan. Mr. Lauck was awarded a total special acquisition bonus of $265,000 in 2011, payable over two years. Half of the bonus was paid in the first quarter of 2012, based upon the initial projections of the transactions. The remaining amount was paid in the first quarter of 2013 based upon a post-transaction look-back evaluation of the transactions, updated for actual results.

In 2012, the Committee elected to eliminate the acquisitions bonus and treat Mr. Lauck’s compensation comparably to that of the other Named Executive Officers. The Committee did this to recognize Mr. Lauck’s broader corporate responsibilities over the past year and to de-emphasize his focus on acquisitions. His compensation package was adjusted accordingly to compensate him similarly to other Named Executive Officers.

Long-Term Incentives

The Committee uses a combination of grants of restricted stock, SARs and performance shares in its mix of long-term incentives. While the Committee considers long-term incentives as primarily forward-looking, the Committee also considers the Named Executive Officers’ performance in the prior year in determining the size of the awards. Generally, the Committee considers competitive market data, previous equity awards, equity ownership levels and the mix of cash and equity compensation that is necessary to place our Named Executive Officers at the median of the latest available compensation data for total direct compensation (base salary, bonus and LTI combined). The Committee typically awards equity grants in the first quarter of the year.

Over the past several years, the Committee has modified the mix of long-term incentives to be more competitive with our peers and to create a more performance-driven approach that better aligns the interests of our Named Executive Officers with the interests of our stockholders. In 2011, the Committee implemented a performance share award program ensuring that, when combined with the SAR grant, half of an executive’s long-term incentive award would be performance-based. For 2012, the Committee continued that program and granted a mix of 50% time-based restricted stock, 25% SARs and 25% performance shares. The performance shares may be earned at the end of a three-year performance period upon the achievement of specific total stockholder return (“TSR”) levels relative to a group of peers. The time-based restricted shares and SARs vest ratably over three years.

Annually, the Committee determines the target value of the long-term incentives it wants to deliver to the executive to place total target compensation at approximately the median of the market. Once determined, the Committee typically uses an average of the closing share price of the fifteen trading days ending ten days prior to the scheduled grant date to determine the number of shares to be granted. The dollar value reflected in the “Summary Compensation Table” is the accounting value for the grant. This amount will generally vary from the targeted amount since the target amount is based on a fifteen-day average and the accounting value of those shares is based solely on the price of the Company stock on the date of grant. Based on the volatility of PDC’s stock, this price difference can be significant.

The table below shows the actual grants approved for 2012 for each Named Executive Officer.

	2012 LONG-TERM INCENTIVE GRANTS
NAME	TARGETED VALUE	RESTRICTED STOCK	SARs	PERFORMANCE SHARES
James M. Trimble	$2,700,000	38,517	32,959	14,725
Gysle R. Shellum	$800,000	11,413	9,766	4,363
Barton R. Brookman	$800,000	11,413	9,766	4,363
Lance A. Lauck	$650,000	9,273	7,935	3,545
Daniel W. Amidon	$650,000	9,273	7,935	3,545

Grant date accounting values for the 2012 grants are reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards.”

2012 Performance Share Program

Under this program, Named Executive Officers will receive shares of stock based on the Company’s TSR over the performance period from January 1, 2012 through December 31, 2014, as ranked among the comparably-measured TSR of the applicable peer group. The Committee believes that the peer group appropriate for measuring relative stock price performance may be different from the peer group the Company is competing with for executive talent. However, the Committee generally uses the same companies whenever possible. For 2012, the peer companies selected by the Committee for measuring relative TSR are identical to the compensation benchmarking group for 2012 with the exception of Brigham Exploration Company, which was acquired by Venoco, Inc. at the end of 2011, prior to the grant of the performance share awards.

The TSR for the Company and each of the peer companies is determined by dividing (1) the average share price for the last twenty business days of the performance period, minus the average share price for the twenty business days preceding the beginning of the performance period, plus dividends (cash or stock based on the ex-dividend date) paid per share of common stock over the performance period, by (2) the average share price for the twenty business days preceding the beginning of the performance period.

At the end of the performance period, payout can range from 0% - 200% of the target award as follows:

COMPANY TSR RANKING AMONG PEERS	PAYOUT LEVELS AS % OF AWARD
Top	200%
75th Percentile	150%
Median	100%
25th Percentile	50%
Below 25th Percentile	0%

If performance falls between the percentiles, payout levels are adjusted accordingly. In addition, if the Company has negative TSR for the performance period, the maximum award that can be paid out under the program is 100%, regardless of relative performance.

For a description of what happens in the event of termination of the Named Executive Officer or a change in control of the Company prior to the end of the performance periods, see “Potential Payments Upon Termination or Change in Control.”

Special Equity Grants

From time to time, the Committee approves special grants which typically take the form of restricted stock, although other types of awards may be made when appropriate. Special grants are typically considered:

•	In connection with promotion where more stock exposure is desired;

•	To recognize extraordinary achievement;

•	When the survey data demonstrates a significant deviation from market total direct compensation for the comparator group;

•	When the Committee deems special retention measures are necessary for a particular executive; or

•	As part of a new hire package for an executive.

No special grants were awarded in 2012.

Agreements with Named Executive Officers

Severance Plan and Employment Agreements with Named Executive Officers

The Committee believes that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of a Named Executive Officer’s departure. Severance provisions give the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms. In the event that the Company faces a change in control, severance benefits encourage executive officers to remain with the Company during an important time when prospects for continued employment are often uncertain and provide a measure of financial security to the executive officer. The Committee believes that the severance amounts that may be paid upon a change in control of the Company ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives.

Accordingly, in 2012, the Company decided to move away from employment agreements and adopted the PDC Energy Severance and Change in Control Plan (the “Severance Plan”) for the CEO, whose employment agreement will expire on June 30, 2013, and any senior executive officer hired in the future. The Company grandfathered the existing employment agreements in effect with the current senior executives and agreed to give Mr. Trimble the greater of the Severance Plan benefit or the severance benefit provided under his employment agreement until its expiration in June 2013. The Severance Plan and individual employment agreements provide termination benefits both prior to and upon a change in control the Company and are described in detail under “Potential Payments Upon Termination or Change in Control.” The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices in the oil and gas industry.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options / SAR Awards(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

James M. Trimble	2012	650,000	815,000	1,700,880	580,408	54,444	3,800,732
CEO and President (5)	2011	336,539	1,007,000	1,903,496	—	40,384	3,287,419

Gysle R. Shellum	2012	325,000	305,000	503,983	171,979	50,573	1,356,535
CFO	2011	315,000	256,000	693,539	128,723	48,015	1,441,277
	2010	275,000	264,000	356,286	112,577	47,589	1,055,452

Barton R. Brookman	2012	325,000	305,000	503,983	171,979	50,218	1,356,180
Senior Vice President	2011	315,000	256,000	385,889	128,723	40,739	1,126,351
Exploration and Production	2010	290,000	270,000	348,099	109,992	33,262	1,051,353

Lance A. Lauck	2012	300,000	282,000	409,486	139,735	48,146	1,179,367
Senior Vice President	2011	265,000	480,000	315,743	105,319	40,762	1,206,824
Corporate Development	2010	235,000	330,500	446,087	97,050	40,670	1,149,307

Daniel W. Amidon	2012	285,000	250,000	409,486	139,735	50,384	1,134,605
Senior Vice President	2011	275,000	224,000	315,743	105,319	57,434	977,496
General Counsel and Secretary	2010	260,000	229,000	327,618	103,521	159,396	1,079,535

(1)	This column represents the amounts paid under the Company’s annual incentive bonus plan with the following exceptions:

(a)	2011 amount for Mr. Trimble includes a $782,000 annual incentive bonus and a $225,000 hiring bonus; and

(b)

2011 and 2010 amounts for Mr. Lauck include $282,000 and $176,000, respectively, of annual incentive bonus, and $265,000 and $154,500, respectively, for the special acquisitions bonuses that were earned in 2011 and 2010; 50% of those bonuses was paid immediately and 50% was deferred for one year and conditioned upon confirmation of the acquisition results by the Committee in its sole discretion. For a description of the acquisitions bonus, see “Residual 2011 Acquisitions Bonus to Mr. Lauck” under “Compensation Discussion and Analysis.”

For a description of the 2012 awards, see “Annual Incentives” under “Compensation Discussion and Analysis.”

(2)	This column represents the grant date value of stock-based compensation awards, which include the following:

(a)	Time-based restricted stock awards;

(b)	Performance based awards in 2012 and 2011;

(c)	New hire restricted stock grants to Mr. Trimble in 2011 and Mr. Lauck in 2010; and

(d)	Special restricted stock grant to Mr. Shellum in 2011.

The 2012 grants are detailed in the “2012 Grants of Plan-Based Awards” table. Terms of the awards and descriptions of the performance-based awards can be found in “Additional Discussion of Tables Related to Summary Compensation and 2012 Grants of Plan-Based Awards.” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718 disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 12 to Form 10-K filed with the SEC on February 27, 2013.

(3)

This column represents the grant date value of SARs granted in each year. These grants are detailed in the “2012 Grants of Plan-Based Awards” table. Terms of the awards can be found in “Additional Discussion of Tables Related to Summary Compensation and 2012 Grants of Plan-Based Awards.” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the SAR awards calculated in accordance with FASB ASC Topic 718 disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of SAR awards for purposes of the Company’s financial statements, as set forth in Note 12 to Form 10-K filed with the SEC on February 27, 2013.

(4)	Amounts shown in this column for 2012 are detailed in “2012 All Other Compensation” below.

(5)	Mr. Trimble was hired as CEO and President on June 10, 2011. His annualized 2011 base salary was $625,000.

2012 ALL OTHER COMPENSATION

Name	Year	401(k) Matching Contribution(1) ($)	Annual Profit Sharing Contribution(2) ($)	Perquisites(3) ($)	Total All Other Compensation ($)
James M. Trimble	2012	22,500	8,125	23,819	54,444
Gysle R. Shellum	2012	22,500	8,125	19,948	50,573
Barton R. Brookman	2012	22,500	8,125	19,593	50,218
Lance A. Lauck	2012	22,500	8,125	17,521	48,146
Daniel W. Amidon	2012	22,500	8,125	19,759	50,384

(1)	This column represents the Company’s annual matching contribution to the Company’s 401(k) and Profit Sharing Plan.

(2)	This column represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.

(3)

This column represents the total value of perquisites provided by the Company. No individual perquisite exceeded $25,000. Types of perquisites included are primarily monthly automobile allowances and health club dues.

2012 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Trimble	1/1/2012	—	650,000	1,300,000	—	—	—	—	—	—	—
	1/16/2012	—	—	—	7,362	14,725	29,450	—	—	—	538,052	(7)
	1/16/2012	—	—	—	—	—	—	—	32,959	30.19	580,408	(5)(8)
	1/16/2012	—	—	—	—	—	—	38,517	—	—	1,162,828	(5)(6)

Gysle R. Shellum	1/1/2012	—	243,750	487,500	—	—	—	—	—	—	—
	1/16/2012	—	—	—	2,181	4,363	8,726	—	—	—	159,424	(7)
	1/16/2012	—	—	—	—	—	—	—	9,766	30.19	171,979	(5)(8)
	1/16/2012	—	—	—	—	—	—	11,413	—	—	344,559	(5)(6)

Barton R. Brookman	1/1/2012	—	243,750	487,500	—	—	—	—	—	—	—
	1/16/2012	—	—	—	2,181	4,363	8,726	—	—	—	159,424	(7)
	1/16/2012	—	—	—	—	—	—	—	9,766	30.19	171,979	(5)(8)
	1/16/2012	—	—	—	—	—	—	11,413	—	—	344,559	(5)(6)

Lance A. Lauck	1/1/2012	—	225,000	450,000	—	—	—	—	—	—	—
	1/16/2012	—	—	—	1,772	3,545	7,090	—	—	—	129,534	(7)
	1/16/2012	—	—	—	—	—	—	—	7,935	30.19	139,735	(5)(8)
	1/16/2012	—	—	—	—	—	—	9,273	—	—	279,952	(5)(6)

Daniel W. Amidon	1/1/2012	—	199,500	399,000	—	—	—	—	—	—	—
	1/16/2012	—	—	—	1,772	3,545	7,090	—	—	—	129,534	(7)
	1/16/2012	—	—	—	—	—	—	—	7,935	30.19	139,735	(5)(8)
	1/16/2012	—	—	—	—	—	—	9,273	—	—	279,952	(5)(6)

(1)

These columns reflect the target and maximum cash awards payable under the Company’s annual incentive plan. For a description of the 2012 awards, see “Annual Incentives” under “Compensation Discussion and Analysis.”

(2)

This column represents performance share awards under the 2010 LTI Plan. For a description of the awards see “Long-Term Incentives—2011 Performance Share Program” under “Compensation Discussion and Analysis.”

(3)

This column represents the annual time-based restricted stock awards under the 2010 LTI Plan. For a description of the 2012 awards, see “Long-Term Incentives” under “Compensation Discussion and Analysis.”

(4)	This column represents SARs awarded under the Company’s 2010 LTI Plan. For a description of the 2012 awards, see “Long-Term Incentives” under “Compensation Discussion and Analysis.”

(5)	These grants are scheduled to vest ratably over three years.

(6)

Grant date fair value for restricted stock is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grants. The closing price was $30.19 on January 13, 2012, the trade date immediately preceding the grant date.

(7)	Grant date fair value is computed by multiplying the number of shares awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $36.54 per share.

(8)	Grant date fair value for SARs is computed by multiplying the number of shares awarded by the grant date fair value as computed utilizing the Black-Scholes pricing model, which was $17.61 per share.

ADDITIONAL DISCUSSION OF TABLES RELATED TO SUMMARY COMPENSATION

AND 2012 GRANTS OF PLAN-BASED AWARDS

The following provides additional disclosure about the Company’s long-term incentive awards.

Terms of Restricted Stock and SAR Grants

Restricted Stock

Restricted stock awards to Named Executive Officers vest ratably over three years except for the following:

•

Mr. Lauck’s 2010 award includes 7,000 shares that were granted coincident with the signing of his employment agreement in January 2010 that vested 50% per year beginning in August 2010, coincident with the anniversary of his hire date;

•	Mr. Shellum’s 2011 award includes a special award of 7,000 shares that vests ratably over five years; and

•	Unvested awards are forfeited by the executive if, prior to the vesting date, the executive either voluntarily terminates without cause or is terminated for cause.

SARs

•	SARs are awarded at the NASDAQ closing price of PDC stock on the date of the grant and vest ratably over three years;

•	Awards expire no later than ten years after grant date; and

•	All unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date.

Terms of the Performance Share Programs

2012 Program

For a discussion of the provisions of the 2012 Performance Share Program, see “Long-Term Incentives—2012 Performance Shares.”

2011 Program

The provisions of the 2011 Performance Share Program are identical to those of the 2012 Program except for the peer group used to measure relative TSR over the 2011—2013 performance period. The eleven companies used in the 2011 program as peers were: Berry Petroleum Company, Bill Barrett Corporation, Cabot Oil & Gas Corporation, Carrizo Oil & Gas, Comstock Resources, Goodrich Petroleum Corporation, Penn Virginia Corporation, PetroQuest Energy Inc., Rosetta Resources Inc., SM Energy Company and Venoco, Inc.

2008 and 2009 Programs

In 2008 and 2009, the Committee awarded performance shares that vest upon achievement of specific stock price targets over a three- to five-year period. The initial tranche could be earned as of the end of year three with additional hurdle targets for the end of years four and five. Any shares not vested remain eligible to vest in future years; however, any unvested shares at the end of the five-year performance period would be forfeited. The Committee used three measurement dates to take into account the volatility of energy prices and their impact on the stock price of the Company. The following chart shows the various stock price hurdle rates and payout levels by year for the 2009 Program. The 2008 performance shares were forfeited on December 31, 2012, as the threshold performance criteria was not met.

YEAR OF AWARD	APPROXIMATE GROWTH TARGET(1)	TARGET PRICE(1) ($)			VESTED TARGET PERCENT ATTAINED
		2011	2012	2013
2009	12%	30.50	—	—	50%
	16%	34.00	—	—	75%
	20%	37.50	45.00	54.00	100%

(1)	Growth target percentages and target prices are based on the average closing price of the Company’s common stock during the preceding December for each year.

Effect of Termination and Change in Control on Long-Term Incentive Payments

For a description of what would happen to stock options/SARs, performance shares and restricted stock in various termination scenarios or upon a change in control of the Company, see “Potential Payments Upon Termination or a Change in Control—Impact of Termination and Change in Control on Long-Term Incentive Plans.”

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

	Options/SARs Awards				Stock Awards
	Number of Securities Underlying Unexercised Options/SARs Held at December 31, 2012		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares of Stock That Have Not Vested(3) (#)	Market Value of Shares of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(4) ($)
	Exercisable(1) (#)	Unexercisable(2) (#)
Name
James M. Trimble	—	32,959	30.19	1/16/2022	77,674	2,579,554	14,725	489,017
Gysle R. Shellum	5,660	2,830	24.44	4/19/2020	25,783	856,253	6,552	217,592
	1,701	3,403	43.95	3/12/2021	—	—	—	—
	—	9,766	30.19	1/16/2022	—	—	—	—
Barton R. Brookman	5,530	2,765	24.44	4/19/2020	23,640	785,084	7,702	255,783
	1,701	3,403	43.95	3/12/2021	—	—	—	—
	—	9,766	30.19	1/16/2022	—	—	—	—
Lance A. Lauck	4,878	2,441	24.44	4/19/2020	20,838	692,030	5,336	177,209
	1,392	2,784	43.95	3/12/2021	—	—	—	—
	—	7,935	30.19	1/16/2022	—	—	—	—
Daniel W. Amidon	5,204	2,603	24.44	4/19/2020	20,279	673,466	6,381	211,913
	1,392	2,784	43.95	3/12/2021	—	—	—	—
	—	7,935	30.19	1/16/2022	—	—	—	—

(1)	Stock options/SARs exercisable as of December 31, 2012.

(2)

SARs granted in 2010, 2011 and 2012 are scheduled to vest ratably over three years on each anniversary of the date of grant. The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.

(3)	The restricted stock in this column is scheduled to vest in accordance with the following table:

	Shares Vesting Per Year
	2013	2014	2015	2016	Total
James M. Trimble	32,622	32,213	12,839	—	77,674
Gysle R. Shellum	12,019	7,159	5,205	1,400	25,783
Barton R. Brookman	14,076	5,759	3,805	—	23,640
Lance A. Lauck	13,055	4,692	3,091	—	20,838
Daniel W. Amidon	12,496	4,692	3,091	—	20,279

(4)	The market value of these shares is based on the closing price of the Company’s common stock of $33.21, as reported on NASDAQ Global Select Market on December 31, 2012.

(5)

Performance shares granted in 2009, 2011 and 2012 to be issued contingent upon the achievement of certain specified stock performance goals as described in “Additional Discussion of Tables Relating to Summary Compensation and 2012 Grants of Plan-Based Awards,” at target levels.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James M. Trimble	—	—	19,784	456,430
Gysle R. Shellum	—	—	11,274	395,368
Barton R. Brookman	—	—	10,831	375,700
Lance A. Lauck	—	—	9,963	312,631
Daniel W. Amidon	—	—	9,964	344,664

(1)	Value of the restricted shares that vested in 2012 is determined by multiplying the number of shares vesting by the market value of the shares on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 2012, the Company adopted the Severance Plan which covers the CEO and the Named Executive Officers. The Severance Plan was adopted to replace Mr. Trimble’s employment agreement, which expires in June 2013, and to provide severance benefits to any future senior executives of the Company. The Company grandfathered the employment agreements in effect with the other current Named Executive Officers.

The primary purpose of the Severance Plan and similar provisions of the employment agreements is to provide severance benefits in the event of the termination of the Named Executive Officer by the Company without “just cause,” termination by the Named Executive Officer for “good reason,” or termination of the Named Executive Officer following a change in control of the Company. Upon a change in control, the Severance Plan and individual employment agreements provide benefits only in the event that an executive is terminated by the acquiring company “without cause” or by the executive for “good reason”— i.e., they are “double-trigger” in nature.

Under the terms of the Severance Plan, in the event of termination by the Company without “just cause” or termination by the executive for “good reason,” any Tier One executive (currently the Company anticipates that the CEO would be the only Tier One executive) receives two times the sum of his base salary and target bonus for the year and Tier Two executives (any remaining covered executives) would receive one and one-half times the sum of his base salary and target bonus for the year. In the event of termination related to a change in control of the Company, a Tier One Executive (the CEO) would receive three times the sum of his base salary and target bonus for the year and each Tier Two executive would receive two and one-half times the sum of his base salary and target bonus for the year. In addition, if termination is due to a change in control of the Company, the executive would receive a pro-rata bonus at target for the year at the time of termination. The Severance Plan provides a benefit “offset” so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive is entitled to receive under a Company (or successor company) plan. Currently, the Committee has elected to cover only Mr. Trimble under the Severance Plan and to maintain the grandfathered agreements for the other Named Executive Officers. The following table summarizes the cash payout under certain termination scenarios for each Named Executive Officer.

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE IN CONTROL	CONTROLLING PLAN OR AGREEMENT
James M. Trimble	2x base plus target bonus	3x base plus target bonus plus pro-rata bonus for the year of termination	Severance Plan

Barton R. Brookman	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Gysle R. Shellum	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Lance A. Lauck	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Daniel W. Amidon	3x base plus bonus*	3x base plus bonus*	Employment Agreement

*	Highest bonus of last two years

The “Potential Payments Upon Termination or Change in Control” table below outlines any additional benefits that may be paid in the event of any termination, including termination for cause, death or disability under either the Severance Plan or the individual’s employment agreement.

As a condition to receiving severance benefits under the Severance Plan and under the terms of the grandfathered employment agreements, there is a non-disclosure covenant and the executive officer is prohibited for a period of one year following his termination from engaging in any competing business within any county or in any adjacent county in which the Company is doing business. In addition, the executive is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change in control of the Company, the Severance Plan pays the severance benefits over twelve months.

In addition, each grandfathered employment agreement contains a clawback provision requiring the executive to reimburse all or a portion of his annual bonus if the Company must restate all or a portion of its financial statements due to material noncompliance by the Company with any financial reporting requirement under securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected years and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback provisions are in addition to the clawback provisions of the Dodd-Frank Act. The grandfathered employment agreements automatically extend for twelve months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal. However, each executive officer with an employment agreement serves at the discretion of the Board, as the agreements allow for termination at any time with thirty days’ written notice.

Impact of Termination and Change in Control on Long-Term Incentive Plans

Under the terms of the 2004 and 2010 LTI Plans and related grant agreements and employment agreements, all unvested restricted stock, stock options and SARs vest upon death, disability and change in control. The following table outlines the effect on outstanding LTI awards under various termination scenarios and upon a change in control of the Company based on the terms of the 2004 and 2010 LTI Plans and related grant agreements and the executive employment agreements.

TERMINATION SCENARIO/ CHANGE IN CONTROL	RESTRICTED STOCK/SARs/ OPTIONS	2009 PERFORMANCE SHARES	2011/2012 PERFORMANCE SHARES
Voluntary Termination	Forfeited	Forfeited	Forfeited

Termination for Cause	Forfeited	Forfeited	Forfeited

Termination by Company Without Cause or Executive for Good Reason Prior to Change in Control	Vests	Forfeited	Forfeited

Death	Vests	Earned pro-rata based on performance through date of death.	Earned pro-rata based on performance through either date of death or end of performance period.

Disability	Vests	Earned pro-rata based on performance through date of disability.	Earned pro-rata based on performance at end of performance period.

Change in Control	Vests under terms of the Plan.	Partially earned, based on performance through change in control pro-rated for time passed (based on 60 months).	If less than 50% of the performance period has elapsed, earns 100% of performance shares. If 50% or more of the performance period has elapsed, earns greater of actual performance through change in control or 100% of performance shares.

Change in Control Excise Tax Provision

The Company currently provides no income tax gross-up or excise tax gross-up pursuant to taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. If, in connection with a change in control of the Company, any compensation to a Named Executive Officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. The Severance Plan and the grandfathered employment agreements provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the excise tax; or (2) reduce the executive payment to the IRS “safe harbor amount,” whichever amount would give the executive the greater benefit on a net, after-tax basis.

Termination Benefits Table

The table below and the discussion that follows reflect the maximum amount of compensation payable to each Named Executive Officer upon death, permanent disability, change in control of the Company, or other termination under the Severance Plan, each Named Executive Officer’s employment agreement, and/or the equity compensation plans. The amounts shown assume that termination occurred on December 31, 2012, that the closing price per share on such date was $33.21, and, in the event of termination due to change in control, the executive’s benefit is not reduced as a result of Section 280G and Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control (1)	For Cause	Death	Disability
James M. Trimble
Cash Compensation
Earned but unpaid 2012 compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	2,600,000	4,550,000	—	650,000	487,500
Acceleration of unvested equity
Restricted Stock(4)	—	2,579,554	2,579,554	—	2,579,554	2,579,554
SARs(5)	—	99,536	99,536	—	99,536	99,536
Performance Shares(6)	—	—	489,017	—	163,006	163,006
Earned Profit Sharing / Deferred Compensation(7)	8,125	8,125	8,125	8,125	8,125	8,125
Health Benefit — Continuation(8)	—	24,840	24,840	—	—	—

Total	$8,125	$5,312,055	$7,751,072	$8,125	$3,500,221	$3,337,721

Gysle R. Shellum
Cash Compensation
Earned but unpaid 2012 compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,162,000	1,743,000	243,750	162,500	243,750
Acceleration of unvested equity
Restricted Stock(4)	—	856,253	856,253	—	856,253	856,253
SARs(5)	—	54,312	54,312	—	54,312	54,312
Performance Shares(6)	—	—	217,592	—	96,763	96,763
Earned Profit Sharing / Deferred Compensation(7)	8,125	8,125	8,125	8,125	8,125	8,125
Health Benefit — Continuation(8)	—	24,840	24,840	—	—	—

Total	$8,125	$2,105,530	$2,904,122	$251,875	$1,177,953	$1,259,203

		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control (1)	For Cause	Death	Disability
Barton R. Brookman
Cash Compensation
Earned but unpaid 2012 compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,162,000	1,743,000	243,750	162,500	243,750
Acceleration of unvested equity
Restricted Stock(4)	—	785,084	785,084	—	785,084	785,084
SARs(5)	—	53,742	53,742	—	53,742	53,742
Performance Shares(6)	—	—	217,592	—	96,763	96,763
Earned Profit Sharing / Deferred Compensation(7)	8,125	8,125	8,125	8,125	8,125	8,125
Health Benefit — Continuation(8)	—	24,840	24,840	—	—	—

Total	$8,125	$2,033,791	$2,832,383	$251,875	$1,106,214	$1,187,464

Lance A. Lauck
Cash Compensation
Earned but unpaid 2012 compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,030,000	1,545,000	225,000	150,000	225,000
Acceleration of unvested equity
Restricted Stock(4)	—	692,030	692,030	—	692,030	692,030
SARs(5)	—	45,371	45,371	—	45,371	45,371
Performance Shares(6)	—	—	177,209	—	78,896	78,896
Earned Profit Sharing / Deferred Compensation(7)	140,625	140,625	140,625	140,625	140,625	140,625
Health Benefit — Continuation(8)	—	24,840	24,840	—	—	—

Total	$140,625	$1,932,866	$2,625,075	$365,625	$1,106,922	$1,181,922

Daniel W. Amidon
Cash Compensation
Earned but unpaid 2012 compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	199,500	1,527,000	1,527,000	—	342,000	413,250
Acceleration of unvested equity
Restricted Stock(4)	—	673,466	673,466	—	673,466	673,466
SARs(5)	—	46,792	46,792	—	46,792	46,792
Performance Shares(6)	—	—	177,209	—	78,896	78,896
Earned Profit Sharing / Deferred Compensation(7)	8,125	8,125	8,125	8,125	8,125	8,125
Health Benefit — Continuation(8)	—	24,840	24,840	—	—	—

Total	$207,625	$2,280,223	$2,457,432	$8,125	$1,149,279	$1,220,529

(1)

A cash benefit is only payable if, within two years following a change in control, the executive is terminated by the Company or its successor “without cause” or the executive terminates for “good reason” (“double trigger”) as defined in either his employment agreement or the severance plan, whichever is applicable. The Company currently provides for no tax gross-ups in respect of “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code.

(2)

There are no amounts shown for “earned but unpaid compensation for 2012;” however, the Compensation Committee in its sole discretion could award a bonus for 2012 performance. This amount is not known on December 31 since it is typically not determined until sometime in February. The cash bonus amounts paid in March 2013 for 2012 performance are reflected in the “Summary Compensation Table.”

(3)	In determining severance amounts for each Named Executive Officer, the following factors were considered:

(a)	The amount of severance shown for Mr. Trimble upon change in control includes a $650,000 target bonus for 2012 in accordance with the Severance Plan;

(b)

The amount of severance upon termination “By Company Without Cause or By Executive for Good Reason” for Messrs. Shellum, Brookman, Lauck and Amidon is determined using the 2011 bonus paid, pursuant to their respective employment agreements. (Mr. Amidon receives the greater of his 2011 bonus paid in 2012 or his 2012 bonus earned but not yet paid; however, as of December 31, this amount had not yet been determined);

(c)

The amount of severance shown for Messrs. Shellum, Brookman and Lauck upon termination for “cause” and for Mr. Amidon upon voluntary termination by the executive is a pro-rata bonus for the year pursuant to their respective employment agreements. For purposes of this table, the pro-rata bonus was assumed to be the target bonus, since the 2012 bonus had not yet been determined. Upon termination, the Committee would determine bonuses based on the Company’s actual performance;

(d)	In the determination of Mr. Lauck’s severance amounts, his contractual acquisitions bonus is not included in any of his severance calculations pursuant to the terms of his employment agreement;

(e)

Upon disability, under the terms of their respective employment agreements, each of the executives would receive up to thirteen weeks of salary continuation in the event of short-term disability and a lump sum payment equal to six months’ base salary upon qualifying for long-term disability. Mr. Amidon would also receive a pro-rata bonus for the year, if he terminates after March 31 of the year, which is included in the severance amount shown. For purposes of this table, the bonus was assumed to be the target bonus amount of $199,500, since the 2012 bonus had not yet been determined. Upon disability, the Committee would determine bonuses based on the Company’s actual performance; and

(f)

In the event of death, Messrs. Shellum, Brookman, Lauck and Amidon would receive a lump sum cash payment equal to six months’ base salary pursuant to their respective employment agreements. Mr. Trimble would receive no death benefit pursuant to either his employment agreement or the Severance Plan. In addition, Messrs. Trimble and Amidon would be entitled to receive a pro-rata bonus for the year which is included in the severance shown. For purposes of this table, the bonus was assumed to be the target bonus since the 2012 bonus had not yet been determined ($650,000 for Mr. Trimble and $199,500 for Mr. Amidon, respectively). Upon death, the Committee would determine bonuses based on the Company’s actual performance.

(4)

The 2004 and 2010 LTI Plans or the specific award letters provide for full accelerated vesting of all restricted stock upon a change in control of the Company, death and disability. In addition, all unvested shares of time-based restricted stock would vest under the individual employment agreements upon all termination events except voluntary termination and termination for “cause.” For the unvested shares of restricted stock subject to accelerated vesting, see “Outstanding Equity Awards at 2012 Fiscal Year-End.”

(5)

The 2004 and 2010 LTI Plans or the specific award letters provide for full accelerated vesting of all SARs upon change in control of the Company, death and disability. In addition, all unvested SARs would vest under the individual employment agreements upon all termination events except voluntary termination and termination for “cause.” The value of the SARs shown is calculated using the closing price of the Company’s shares on December 31, 2012, less the exercise price of the SARs determined on grant date. For the unvested SARs that would have accelerated vesting, see “Outstanding Equity Awards at 2012 Fiscal Year-End.”

(6)	As of December 31, 2012, the unearned 2009 performance shares would be forfeited under every termination scenario and the 2011 and 2012 performance shares would vest as follows:

(a)	Performance shares would be forfeited except in the case of disability, death and a change in control of the Company;

(b)

In the case of disability, in accordance with the performance share agreements, one-third of the 2012 and two-thirds of the 2011 performance shares would be earned. Although payment would not occur until the end of the performance period, for purposes of this illustration, the price is assumed to be the price on December 31, 2012, which would result in target payout. The value shown is determined by using the target number of shares awarded times 100% times the pro-rata amount earned for the performance period (based upon completed months of performance period divided by total months of performance period) times the stock price on December 31, 2012;

(c)

In the case of death, in accordance with the performance share agreements, one-third of the 2012 and two-thirds of the 2011 performance shares would be earned. Assuming death had occurred on December 31, 2012, which is during the first two years of the performance period, the amount earned would be based on the performance results through December 31, 2012, which would result in target payout. The value shown is determined by using the target number of shares awarded times 100% times the pro-rata amount earned for the performance period (based upon completed months of performance period divided by total months of performance period) times the stock price on December 31, 2012; and

(d)

In the event of a change in control of the Company, the value of the 2012 performance shares is determined by multiplying the number of shares granted times 100%, since 50% of the performance period had not expired. The value of the 2011 performance shares is based on the Company’s performance through December 31, 2012 or 100%, whichever is higher. Assuming the change in control occurred on December 31, 2012, based on the performance of the Company, the 2011 performance shares would have paid out at target. In the case of both the 2011 and 2012 performance shares, the value shown is determined by using the target number of shares awarded times 100% times the stock price on December 31, 2012.

(7)

Amount for each executive includes a profit sharing contribution of $8,125 for 2012 that was remitted to each executive’s 401(k) account in March 2013. Mr. Lauck’s amount includes $132,500 of his residual acquisitions bonus related to acquisitions in 2011. In some cases of termination for “cause,” the Committee may determine that Mr. Lauck is not entitled to this deferred bonus amount.

(8)	Amount represents the Company-subsidized COBRA premium cost to continue family health, vision and dental coverage for an 18-month period.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2012. For the most recent information available regarding awards and shares remaining available for issuance under our equity compensation plans (updated through April 19, 2013), please see “Our Equity Plans” on page 13.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity compensation plans approved by security holders	166,501	31.36	490,412
Equity compensation plans not approved by security holders	—	—	—

Total	166,501	31.36	490,412

(1)

Includes 40,696 shares of common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in “Additional Discussion of Tables Related to Summary Compensation and 2012 Grants of Plan-Based Awards.” These shares have been excluded from the weighted average.

(2)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time. The Company no longer issues new grants under the 2004 Plan.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Proposals for 2014 Annual Meeting

Any proposal that a stockholder wishes to include in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders must be received by the Company at its principal office on or prior to December 23, 2013, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

Advance Notice Procedures Under the Company’s By-Laws

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2014 Annual Meeting of Stockholders, but does not seek to include in our Proxy Statement under applicable SEC rules, must be submitted in accordance with Section 2.14(b) of the Company’s By-Laws, which provides that no business may be brought before an Annual Meeting of Stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The By-Laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s Annual Meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the Annual Meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after March 10, 2014 that is intended to be presented at the 2014 Annual Meeting of Stockholders without inclusion in the Proxy Statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report and Proxy Statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our Annual Report and Proxy Statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

James M. Trimble

Chief Executive Officer and President

Dated: April 23, 2013

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO, 80203.

APPENDIX A

~~Petroleum Development Corporation~~PDC Energy, Inc.

Amended and Restated

2010 Long-Term Equity Compensation Plan

~~APRIL 1, 2010~~ June 6, 2013

I. ESTABLISHMENT, OBJECTIVES AND DURATION

A. ESTABLISHMENT OF THE PLAN. ~~Petroleum Development Corporation,~~ PDC Energy, Inc., a Nevada corporation (hereinafter referred to as the “Company”), hereby ~~adopts an~~ amends, restates and renames the incentive compensation plan previously known as the “2010 Petroleum Development Corporation Long-Term Equity Compensation Plan~~” (hereinafter referred to as the “Plan”),~~”, as set forth in this document~~.~~ (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

~~Subject to approval~~ The 2010 Petroleum Development Corporation Long-Term Equity Compensation Plan was originally adopted effective April 1, 2010 and was approved by the Company’s stockholders~~,~~ on June 4, 2010. This amended and restated version of the Plan shall become effective as of ~~April 1, 2010~~June 6, 2013 upon approval of the Company’s stockholders (the “Effective Date”). The Plan shall remain in effect as provided in Section I.C hereof.

B. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

It is also intended with respect to the Non-Employee Directors of the Company that the Compensation Committee be able to choose from among Awards of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and ~~RSUs~~Restricted Stock Units which will (a) permit Non-Employee Directors to increase their ownership and proprietary interest in the Company and enhance their identification with the interests of the Company’s stockholders, (b) provide a means of compensating Non-Employee Directors that will help attract qualified candidates to serve as Non-Employee Directors, and (c) induce incumbent Non-Employee Directors to continue to serve if the Board desires that they remain on the Board.

C. DURATION OF THE PLAN. ~~The~~This amended and restated version of the Plan shall ~~commence~~be effective on the Effective Date, as described in Section I.A hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ~~April 1, 2020~~June 5, 2023.

II. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

A. “AFFILIATE” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

B. “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

C. “AWARD AGREEMENT” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

D. “BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

E. “BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Company.

F. “CHANGE IN CONTROL” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

1. the “Beneficial Ownership” of securities as defined in Rule 13d-3 under the Exchange Act representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any “person” as defined in Section 3(a)(9) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

2. the consummation of the transactions contemplated by a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or ~~adopt~~the approval by the stockholders of a plan of liquidation; or

3. during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, a “Change in Control” of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

4. Change in Ownership: A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

5. Change in Effective Control: A change in effective control of the Company occurs only on either of the following dates:

a. The date any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending in the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

b. The date a majority of the members of the Board is replaced during any (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; provided that this paragraph (b) shall apply only to the company for which no other corporation is a majority shareholder.

6. Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than ninety percent (90%) of the total gross fair market value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent that this definition be construed to satisfy the definition of “Change of Control” as defined under Internal Revenue Code Section 409A and the applicable Treasury Regulations, as amended from time to time.

G. “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

H. “COMMITTEE” means any committee appointed by the Board to administer the Plan, as specified in Article III herein.

I. “COMPANY” means ~~Petroleum Development Corporation,~~PDC Energy, Inc., a Nevada corporation, including any and all Subsidiaries, and any successor thereto as provided in Article XX herein.

J. “COVERED EMPLOYEE” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

K. “DIRECTOR” means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

L. “DISABILITY” with respect to any Award, a Participant shall be considered Disabled if the Participant —

1. is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

2. is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company.

M. “EFFECTIVE DATE” shall have the meaning ascribed to such term in Section I.A hereof.

N. “EMPLOYEE” means any full-time, active employee of the Company or its Subsidiaries. Directors who are not employed by the Company shall not be considered Employees under this Plan.

O. “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

P. “FAIR MARKET VALUE” shall be ~~determined on~~ the ~~basis of the~~officially reported closing sale price ~~at which~~ of Shares ~~have been sold regular way~~ on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale.

Q. “FREESTANDING SAR” means an SAR that is granted independently of any Options, as described in Article VII herein.

R. “INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article VI herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

S. “INSIDER” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

T. “NON-EMPLOYEE DIRECTOR” shall mean a Director who is not also an Employee.

U. “NON-QUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article VI herein and which is not intended to meet the requirements of Code Section 422.

V. “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI herein.

W. “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

X. “PARTICIPANT” means ~~: (1)~~ an Employee ~~who has been selected to receive an Award or who has an outstanding Award granted under the Plan; or (2) a~~or Non-Employee Director who has been selected to receive an Award ~~other than an Incentive Stock Option, Performance Share~~or a current or ~~Performance Unit~~former Employee or Non-Employee Director who has an outstanding Award ~~other than an Incentive Stock Option, Performance Share or Performance Unit~~ granted under the Plan.

Y. “PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

Z. “PERFORMANCE SHARE” means an Award granted to a Participant (other than a Non-Employee Director), as described in Article X herein, that shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

AA. “PERFORMANCE UNIT” means an Award granted to a Participant (other than a Non-Employee Director), as described in Article X herein, that shall have an initial value that is established by the Committee on the date of grant.

BB. “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion, as specified in the Award Agreement), and the Shares are subject to a substantial risk of forfeiture, as provided in Article VIII and Article IX herein.

CC. “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

DD. “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article VIII herein.

EE. “RESTRICTED STOCK UNIT” or “RSU” means an award granted to a Participant pursuant to Article IX herein.

FF. “SEPARATION FROM SERVICE” means a termination of employment or other separation from service as described in Code Section 409A and the regulations thereunder.

GG. “SHARES” means the shares of common stock of the Company.

HH. “SPECIFIED EMPLOYEE” means, with respect to the Company or any of its Subsidiaries, and determined as of the date of an individual’s separation from service from the Company (1) any officer during the prior twelve (12) month period with annual compensation in excess of $145,000 (as adjusted from time to time under the Code), (2) a 5-percent owner of the Company’s outstanding equity stock during the prior twelve (12) month period or (3) a 1-percent owner of the Company’s outstanding equity stock during the prior

(12) month period with annual compensation in excess of $150,000 (as adjusted from time under Code), provided that the Company or any of its Subsidiaries is publicly-traded within the meaning of Code Section 409A on the date of determination.

II. “STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or, in connection with a related Option, designated as an SAR, pursuant to the terms of Article VII herein.

JJ. “SUBSIDIARY” means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest (including all divisions, affiliates and related entities).

KK. “TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article VII herein, the exercise of which shall require forfeiture of the right to purchase ~~a Share~~an equal number of Shares under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled as to the same number of Shares).

III. ADMINISTRATION

A. THE COMMITTEE. The Plan shall be administered by ~~the~~Board or a Committee of the Board consisting of not less than two Directors who meet the “Non-Employee Director” requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, the “Independent Director” requirements of Nasdaq Listing Rule 5605(a), and the outside director requirements of Code Section 162(m), or by any other committee appointed by the Board, provided the members of such committee meet such requirements.

B. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board or the Committee shall have full power to select Employees and Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish or amend rules and regulations for the Plan’s administration; and (subject to the provisions of Article XV herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Board or the Committee as provided in the Plan. Further, the Board or the Committee is empowered hereby to make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board or the Committee may delegate its authority as identified herein.

C. DECISIONS BINDING. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries.

IV. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

A. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to the continued application of Sections IV.B and IV.C herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be ~~One Million Four Hundred Thousand (1,400,000).~~: (i) 1,400,000, which is the number of Shares originally approved under the Plan as of June 4, 2010, minus (ii) the number of such Shares that are permanently unavailable for issuance under the Plan as of the Effective Date by virtue of application of Section IV.B prior to the Effective Date, plus (iii) an additional 1,600,000 Shares. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

Unless and until the Committee determines that an Award to a Covered Employee is not designed to comply with the Performance-Based Exception, the following rules shall apply to grants of Awards to Covered Employees under the Plan, subject to Sections IV.B and IV.C.

1. STOCK OPTIONS: The maximum aggregate number of Shares that may be subject to Stock Options granted in any one fiscal year to any one Participant shall be ~~two~~eight hundred thousand (~~200~~800,000).

2. SARs: The maximum aggregate number of shares that may be granted in the form of SARs granted in any one ~~F~~fiscal year to any one Participant shall be ~~two~~eight hundred thousand (~~200~~800,000).

3. RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock which are granted in any one fiscal year to any one Participant shall be ~~one~~four hundred thousand (~~100~~400,000) Shares.

4. RESTRICTED STOCK UNITS: The maximum aggregate ~~payment (determined as~~number of ~~the date of grant) with respect to Awards of RSUs granted~~Shares that may be covered by grants of Restricted Stock Units in any one fiscal year to any one Participant shall be ~~equal to the Fair Market Value of one~~four hundred thousand (~~100~~400,000) Shares; provided, however, that the maximum aggregate grant of Restricted Stock and ~~RSUs~~Restricted Stock Units for any one fiscal year shall be coordinated so that in no event shall any one Participant ~~be awarded~~receive Awards covering more than the ~~Fair Market Value of one~~four hundred thousand (~~100~~400,000) Shares taking into account all such grants.

5. PERFORMANCE SHARES: The maximum aggregate payout (determined as of the event of the applicable performance period) with respect to Awards of Performance Shares which are granted in any one fiscal year to any one Participant shall be equal to the Fair Market Value of ~~one~~four hundred ~~fifty~~ thousand (~~150~~400,000) Shares.

6. PERFORMANCE UNITS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Units which are granted in any one fiscal year to any one Participant shall be equal to ~~one~~ five million ~~five hundred thousand~~ dollars ($~~1,500~~5,000,000).

B. ADJUSTMENTS FOR AWARDS AND PAYOUTS. Unless determined otherwise by the Committee, the following Awards and payouts will reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan:

1. An Award of an Option;

2. An Award of a SAR that may be settled in Shares;

3. An Award of Restricted Stock;

4. ~~A payout~~ An Award of a Restricted Stock Unit that may be settled in Shares;

5. A Performance Share Award that may be settled in Shares; and

~~5.~~6. A ~~payout of a~~ Performance ~~Units~~Unit Award that may be settled in Shares.

Unless determined otherwise by the Committee~~, unless a Participant has received a benefit of ownership such as dividend or voting rights with respect to the Award~~, the following transactions will restore, on a one-for-one basis, the number of Shares available for issuance under the Plan:

1. A payout of a SAR or a Tandem SAR, or any other Award, in cash;

2. A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares;

3. Shares tendered in payment of the exercise price of an Option;

4. Shares withheld for payment of federal, state or local taxes;

5. Shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding Options; and

6. ~~The net~~ Shares ~~issued~~withheld or retained in connection with the exercise of SARs (i.e. only the net Shares issued, as opposed to the full number of Shares underlying the exercised portion of the SAR, shall count against and reduce the number of Shares available for issuance under the Plan).

C. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization such as a stock split or stock dividend, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which are reserved and may be delivered under Section IV.A, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections IV.A.1 through IV.A.6, inclusive as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

V. ELIGIBILITY AND PARTICIPATION

A. ELIGIBILITY. Persons eligible to participate in this Plan include officers and certain key salaried Employees of the Company with potential to contribute to the success of the Company or its Subsidiaries, including Employees who are members of the Board. Notwithstanding the foregoing, Non-Employee Directors of the Company shall be eligible to participate in the Plan with respect to Awards of Non-Qualified Stock Options, ~~Stock Appreciation Rights~~SARs, Restricted Stock and ~~RSUs~~Restricted Stock Units, as specified in Article VI, Article VII, Article VIII and Article IX. Except as otherwise specifically provided in this Plan, the Committee shall determine the terms and conditions of any such Awards to Non-Employee Directors, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

B. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select in its sole and broad discretion, upon or without the recommendation of officers of the Company, from all eligible Employees those to whom Awards shall be granted, and shall determine the nature and amount of each Award.

C. MINIMUM VESTING SCHEDULE. Except as provided below: (1) all Awards granted under this Plan that vest based on the passage of time shall vest no more rapidly than pro-rata over a three (3) year period from the date of grant (excluding any accelerated vesting as a result of a Participant’s termination of employment, a Change in Control, or similar items); and (2) all Awards granted under this Plan that vest based on the achievement of specific performance measures shall vest no more rapidly than one (1) year from the date of grant (excluding any accelerated vesting as a result of a Participant’s termination of employment, a Change in Control, or similar items) . Notwithstanding the foregoing, up to ten percent (10%) of the total number of Shares authorized by the Board and the stockholders for issuance under the Plan since its inception on April 1, 2010 may be granted pursuant to Awards (including Awards granted prior to June 6, 2013) with more accelerated time-based or performance-based vesting schedules, as applicable, than those described above. The Committee may adopt reasonable counting procedures similar to those in Section IV.B., above, to determine whether the ten percent (10%) limit in the preceding sentence has been attained.

VI. STOCK OPTIONS

A. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. For purposes of this Article VI, with respect to NQSOs only, the term “Participant” shall include Non-Employee Directors of the Company.

B. AWARD AGREEMENT. ~~Each~~Subject to Section V.C, each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, whose grant is intended not to fall under the provisions of Code Section 422.

C. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, no ISO shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Option.

D. DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary following the date of its grant and provided further that no Option that is an ISO shall be exercisable later than the fifth (5th) anniversary following the date of its grant to a Participant, who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

E. EXERCISE OF OPTIONS. Options granted under this Article VI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

F. PAYMENT. Options granted under this Article VI shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b).

The Committee may also (a) allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (b) cashless exercise by the Participant by the Company’s withholding of Shares issuable upon exercise of an Option, or (c) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

G. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article VI as it may deem advisable,

including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

H. TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE. With respect to a Participant who is an Employee, each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company~~, with the exception of a termination of employment after a Change in Control, which is controlled by Article XVII~~. Such provisions shall be determined in the sole discretion of the Committee but shall conform to the limitations established in Section VI.D, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article VI, and may reflect distinctions based on the reasons for termination of employment.

I. NONTRANSFERABILITY OF OPTIONS.

1. INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative (to the extent permitted under Code Section 422).

2. NONQUALIFIED STOCK OPTIONS. No NQSO granted under this Article VI may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ~~Further, except as otherwise provided in a Participant’s Award Agreement~~Further, all NQSOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VII. ~~STOCK APPRECIATION RIGHTS~~SARs

A. GRANT OF ~~SARS.~~SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR. For purposes of this Article VII, the term “Participant” shall include Non-Employee Directors of the Company; provided, however, that a Tandem SAR may not be granted to a Non-Employee Director unless the related Option is a NQSO.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

B. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted to an Employee in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

C. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

D. SAR AGREEMENT. ~~Each~~ Subject to Section V.C, each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee may determine.

E. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

F. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

1. the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

2. the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

G. TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE. With respect to a Participant who is an Employee, each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and/or its Subsidiaries~~, with the exception of a termination of employment that occurs after a Change in Control, which is controlled by Article XVII~~. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

H. NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ~~Further, except as otherwise provided in a Participant’s Award Agreement~~Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VIII. RESTRICTED STOCK

A. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. For purposes of this Article VIII, the term “Participant” shall include Non-Employee Directors of the Company.

B. RESTRICTED STOCK AGREEMENT. ~~Each~~Subject to Section V.C, each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

C. NONTRANSFERABILITY. Except as provided in this Article VIII and subject to federal securities laws, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Award

Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant’s legal representative for the Period of Restriction.

D. OTHER RESTRICTIONS. Subject to Article XI herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article VIII and subject to Federal securities laws, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

E. VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

F. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception. Notwithstanding anything to the contrary herein, (i) dividends accrued on Restricted Stock will only be paid if the Restricted Stock vests; and (ii) for any Award that is governed by Code Section 409A regarding non-qualified deferred compensation, the Committee shall establish the schedule of any payments of dividends in accordance with the requirements of Code Section 409A or any guidance promulgated thereunder.

G. TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE. With respect to a Participant who is an Employee, each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive nonvested Restricted Shares following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

H. ~~VESTING OF RESTRICTED STOCK AWARDS. Unless otherwise provided in the Plan or under an Award Agreement: (1) all Awards of Restricted Stock that vest based on the passage of time which are granted to a Participant shall vest no more rapidly than pro-rata over a three (3) year period from the date of grant (the “Time-Based Restricted Stock”); and (2) all Awards of Restricted Stock that vest based on the achievement of specific measures designed to satisfy the Performance-Based Exception or other performance measures which are granted to a Participant shall vest no more rapidly than one (1) year from the date of grant (the “Performance-Based Restricted Stock”); provided, however: (1) up to ten percent (10%) of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards, or both, may by designation of the Committee (as reflected in the Restricted Stock Award Agreement), be subject to a more accelerated time-based vesting schedule or performance-based vesting schedule, as the case may be; and (2) Restricted Stock Awards which~~

~~fully vest upon certain termination events as determined by the Committee and specified in the Employee’s Restricted Stock Award Agreement (or as a result of termination from the Board as a Non-Employee Director pursuant to Section VIII.I.3.f.) or a Change in Control shall not count as part of this ten percent (10%) pool.~~

~~I.~~ ADDITIONAL PROVISIONS RELATED TO RESTRICTED STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

1. AWARD DATES. Effective as of the date specified by the Committee in its sole discretion, each Non-Employee Director will be awarded such number of Shares of Restricted Stock as determined by the Board, after consideration of the recommendation of the Committee. Non-Employee Directors may, but need not, be awarded the same number of Shares of Restricted Stock. A Non-Employee Director who is first elected to the Board on a date subsequent to the date specified by the Committee in its sole discretion will be awarded such number of Shares of Restricted Stock as of such date of election as determined by the Board, after consideration of the recommendation of the Committee.

2. DIVIDEND RIGHTS OF HOLDERS OF RESTRICTED STOCK. Notwithstanding Section VIII.F., upon issuance of a Restricted Stock Agreement, the Non-Employee Director in whose name the Restricted Stock Agreement is registered will, subject to the provisions of the Plan, have the right to receive immediately all cash dividends and other cash distributions thereon.

3. PERIOD OF RESTRICTION. Restricted Stock will be subject to ~~the restrictions~~forfeiture as set forth in Section VIII.I.4. and the other provisions of the Plan during the Period of Restriction commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earliest of the first to occur of the following:

a. the retirement of the Non-Employee Director from the Board in compliance with the Board’s retirement policy as then in effect;

b. the termination of the Non-Employee Director’s service on the Board as a result of the Non-Employee Director’s not being nominated for reelection by the Board;

c. the termination of the Non-Employee Director’s service on the Board because of the Non-Employee Director’s resignation or failure to stand for reelection with the consent of the Company’s Board (which means approval by at least 80% of the Directors voting, with the affected Non-Employee Director abstaining);

d. the termination of the Non-Employee Director’s service on the Board because the Non-Employee Director, although nominated for reelection by the Board, is not reelected by the stockholders;

e. the termination of the Non-Employee Director’s service on the Board because of (i) the Non-Employee’s Director’s resignation at the request of the Nominating and Governance Committee of the Board (or successor committee), (ii) the Non-Employee Director’s removal by action of the stockholders or by the Board, or (iii) a Change in Control of the Company;

f. the termination of the Non-Employee Director’s service on the Board because of Disability or death; or

g. the vesting of the Restricted Stock.

Section VIII.I.3.a. through g. above are subject to the further restrictions that a removal or resignation for “Cause” will be deemed to not constitute completion of the Period of Restriction and will result in a forfeiture of Restricted Stock not previously vested under Section VIII.I.4. For purposes of this Plan, “Cause” will be a good faith determination by the Board that the Non-Employee Director (i) failed to substantially perform his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him or her by the Board, which demand specifically identifies the manner in which the Board believes such Non-Employee Director has not substantially performed his or her duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or (iii) has pleaded guilty or nolo contendere to or been convicted of a felony. The Non-Employee Director will not be deemed to have been terminated for Cause unless there will have been delivered to the Non-Employee Director a letter from the Board setting forth the reasons for the Company’s termination of the Non-Employee Director for Cause and, with respect to (i) or (ii), stating that the Non-Employee Director has failed to cure such reason for termination within thirty (30) days after the Non-Employee Director’s receipt of such notice.

4. FORFEITURE OF RESTRICTED STOCK. As of the date (“Termination Date”) a Non-Employee Director ceases to be a member of the Board for any reason, including but not limited to removal or resignation for Cause, the Non-Employee Director shall forfeit to the Company all Restricted Stock awarded to the Non-Employee Director for which the Period of Restriction has not ended pursuant to Section VIII.I.3. as of or prior to the Termination Date.

IX. RESTRICTED STOCK UNITS

A. GRANT OF RESTRICTED STOCK UNITS. Subject to the terms of the Plan, ~~RSUs~~Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. For purposes of this Article IX, the term “Participant” shall include Non-Employee Directors of the Company.

B. RESTRICTED STOCK UNIT AGREEMENT. ~~Each RSU~~Subject to Section V.C, each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the Period(s) of Restriction, the number of ~~RSUs~~Restricted Stock Units granted, and such other provisions as the Committee may determine.

C. VALUE OF RESTRICTED STOCK UNIT. Each ~~RSU~~Restricted Stock Unit shall have a value that is equal to the Fair Market Value of a Share on the date of grant.

D. FORM AND TIMING OF PAYMENT OF RESTRICTED STOCK UNITS. Settlement of vested ~~RSUs~~Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the ~~RSUs~~Restricted Stock Units, in its sole discretion. Vested ~~RSUs~~Restricted Stock Units shall be settled in a lump sum as soon as administratively practicable after the vesting date, but in no event later than two and one-half (2 1/2) months following the vesting date. The amount of such settlement shall be equal to the Fair Market Value of the ~~RSUs~~Restricted Stock Units on the vesting date.

E. DIVIDEND EQUIVALENTS. Each ~~RSU~~Restricted Stock Unit shall be credited with an amount equal to the dividends paid on a Share between the date of grant and the date such ~~RSU is~~Restricted Stock Unitis paid to the Participant (if at all). Dividend equivalents shall vest, if at all, upon the same terms and conditions governing the vesting of ~~RSUs~~Restricted Stock Units under the Plan. Payment of the dividend equivalent shall be made at the same time as payment of the ~~RSU and~~Restricted Stock Unitand shall be made without interest or other adjustment. If the ~~RSU is~~Restricted Stock Unitis forfeited, the Participant shall have no right to dividend equivalents.

F. VOTING RIGHTS. The holders of ~~RSUs~~Restricted Stock Units shall have no voting rights.

G. NONTRANSFERABILITY. ~~RSUs~~ Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by laws of descent and distribution.

H. TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE. With respect to a Participant who is an Employee, each Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive nonvested Restricted Stock Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Units issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

X. PERFORMANCE UNITS AND PERFORMANCE SHARES

A. GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

B. PERFORMANCE UNIT/SHARE AGREEMENT. ~~Each~~Subject to Section V.C, each Performance Unit or Performance Share grant shall be evidenced by a Performance Unit or Performance Share Award Agreement, as the case may be, that shall specify the number of Performance Units or Performance Shares granted and such other provisions as the Committee may determine.

C. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article X, the time period during which the performance goals must be met shall be called a “Performance Period.”

D. EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

E. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Payment shall be made no later than two and one-half (2 1/2) months following the close of the Performance Period.

F. SEPARATION FROM SERVICE DUE TO DEATH OR DISABILITY. In the event the Participant incurs a Separation From Service by reason of death or Disability during a Performance Period, the Participant shall not receive a payout of the Performance Units/Shares, unless determined otherwise by the Committee or set forth in the Participant’s Award Agreement.

Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

G. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section X.F. herein, all Performance Units/Shares intended to qualify for the Performance-Based Exception shall be forfeited by the Participant to the Company.

H. NONTRANSFERABILITY. ~~Except as otherwise provided in a Participant’s Award Agreement,~~ Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ~~Further, except as otherwise provided in a Participant’s Award Agreement~~Further, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

I. NO DIVIDEND AND VOTING RIGHTS. Participants will not be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants nor shall Participants have voting rights with respect to such Shares.

XI. PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and the Company’s stockholders approve a change in the general performance measures set forth in this Article XI, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which measures are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used as determined in the Committee’s discretion for purposes of such grants may be measured (i) on a total basis, on a per Mcf or BOE equivalent basis (mcf or barrels equivalent for gas and oil), on a per share basis, or on such other measurement basis as may be determined by the Committee, and/or (ii) at the Company ~~level, at a~~ , Subsidiary ~~or~~ , Affiliate ~~level,~~ or ~~at an~~ operating unit level ~~and~~, and/or (iii) on an absolute or a comparative basis against the Company’s internal targets, the Company’s competitors, the industry or some other comparator group. The measures shall be chosen from among the following: net income either before or after taxes (including adjusted net income), share price, earnings per share (basic or diluted), total stockholder return, return on assets, return on equity, operating income, return on capital or investment, cash flow or adjusted cash flow ~~from operations~~, economic value added ~~or adjusted cash flow per Share (net income plus or minus change in operating assets and liabilities),~~, debt level, cost reduction targets, equity ratios, capital efficiency (adjusted EBITDA divided by production and divided by average funding and development cost ~~per unit),~~), coverage ratio (adjusted EBITDAX/interest), EBITDA or EBIDTA margin, operating and general and administrative expense ~~per Mcfe~~ (the sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense ~~divided by Mcfe (mcf equivalent for gas and oil)),~~), average reserve replacement ratio (the sum of extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of the same), production ~~(actual production volume for a specified period of time) (including, but not limited to, any or all of such measures in comparison to the Company’s competitors, the industry or some other comparator group), amount of the oil and gas~~or production growth, oil and gas reserves or growth in reserves, oil and gas reserve additions, and costs of finding oil and gas reserves.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws or exchange listing standards change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

In the case of any Award which is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been satisfied, in accordance with Internal Revenue Service requirements. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

XII. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designated beneficiary, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

XIII. DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, provided, however, all deferrals shall be designed to be made in accordance with all applicable requirements of Code Section 409A or any guidance promulgated thereunder.

XIV. RIGHTS OF EMPLOYEES

A. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

B. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

XV. AMENDMENT, MODIFICATION, TERMINATION AND ADJUSTMENTS

A. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for any purpose which the Committee deems appropriate and ~~that is otherwise~~ consistent with Code Section 409A; provided, however, no amendment shall, without shareholder approval, (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

B. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section IV.C. hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or Awards meeting the requirements of Code Sections 162(m) and 409A, as from time to time amended.

C. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section XV.B. hereof), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

D. COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article XV, make any adjustments it deems appropriate consistent with the changes made to Code Section 162(m).

XVI. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

A. EFFECT OF COMPETITIVE ACTIVITY. Anything contained in the Plan to the contrary notwithstanding, unless otherwise covered in an employment or other agreement by and between the Company and the Participant or in any applicable severance or similar plan sponsored by the Company, with respect to any Participant who is an Employee, if the employment of any Participant shall terminate, for any reason other than death, while any Award to such Participant is outstanding hereunder, and such Participant has not yet received the Shares covered by such Award or otherwise received the full benefit of such Award, such Participant, if otherwise entitled thereto, shall receive such Shares or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have earned such Award by: (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company or any Subsidiary or Affiliate thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary or Affiliate thereof; and (ii) refraining from engaging in any activity within any county or parish, or adjacent to any county or parish, in which the Company owns any oil and gas interests that is directly or indirectly in competition with any gas, exploration and production activities, including oil and gas leasing or drilling activities of the Company or any Subsidiary or Affiliate thereof for a period of one (1) year following his or her termination of employment.

B. NONFULFILLMENT OF COMPETITIVE ACTIVITY CONDITIONS; WAIVERS UNDER THE PLAN. In the event of a Participant’s nonfulfillment of any condition set forth in Section XVI.A. hereof, such Participant’s rights under any Award shall be forfeited and canceled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of, or subsequent to termination of employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition.

XVII. CHANGE IN CONTROL

A. TREATMENT OF ~~OUTSTANDING~~EXISTING AWARDS. ~~Notwithstanding any provisions in the Participant’s Employment~~ With respect to Awards existing as of the Effective Date, unless otherwise provided in an applicable Award Agreement ~~to~~ , the ~~contrary, but subject to Section XVII.B. herein or~~Change in Control provisions set forth in the Plan ~~governing~~as in effect on the ~~particular Award,~~date such Awards were granted shall govern the treatment of such Awards upon ~~the occurrence of~~ a Change in Control~~:~~.

~~1. any and all Options and SARs granted hereunder shall become immediately exercisable;~~

~~2. any Periods of Restriction and restrictions imposed on Restricted Stock or RSUs which are not intended to qualify for the Performance-Based Exception shall lapse; and~~

~~3. any Award intended to qualify for the Performance-Based Exception shall be earned in accordance with the applicable Award Agreement.~~

~~B. TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article XVII may not be terminated, amended or modified on or after the date of an event, commencing upon material discussions by the Board respecting a possible transaction that would result in a Change in Control, which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.~~

B. TREATMENT OF NEW AWARDS. With respect to Awards granted on and after the Effective Date, unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Board or the Committee (as applicable) shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (i) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without cause) as the Board or the Committee determine in their sole and absolute discretion, (ii) to provide for the assumption of such Awards (or portions thereof) or the substitution of such Awards (or portions thereof) with similar awards of the surviving or acquiring Company, in a manner designed to comply with Section 409A of the Code, (iii) to provide for the cash out and cancellation of any Award (or portion thereof) immediately prior to such Change in Control, which cash out may (in a manner designed to comply with Code Section 409A) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (iv) take any other actions as the Board or Committee deem necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards (or portions thereof) or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (i) the vesting and exercisability (if applicable) of all Awards (or portions thereof) shall be accelerated in full immediately prior to such Change in Control, and (ii) such outstanding Awards (or portions thereof) shall terminate and/or be payable upon the occurrence of the Change in Control. The Board or the Committee, as applicable, may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

XVIII. TAX PROVISIONS

A. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant who is an Employee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

B. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted ~~RSUs~~Restricted Stock Units, upon achievement of the performance goals on Performance Shares or Performance Units or upon any other taxable event arising as a result of Awards granted hereunder, Participants who are Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined ~~at least equal to the minimum, but not~~no more than the ~~maximum,~~minimum statutory tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

C. REQUIREMENT OF NOTIFICATION OF CODE SECTION 83(b) ELECTION. If any Participants shall make an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provisions of the laws of a jurisdiction outside the United

States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

D. REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(b). If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

XIX. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

XX. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

XXI. LEGAL CONSTRUCTION

A. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

B. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

C. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

D. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

E. CODE SECTION 409A COMPLIANCE. Notwithstanding any other provision of this Plan to the contrary, all Awards under this Plan that are subject to Code Section 409A shall be designed and administered in a manner that ~~does not result in~~is intended to avoid the imposition of tax or penalties under Code Section 409A. Accordingly, Awards under this Plan that are subject to Code Section 409A shall be designed to comply with the following requirements, as applicable.

1. Distribution to Specified Employees Upon Separation from Service. To the extent that payment under an Award which is subject to Code Section 409A is due to a Specified Employee on account of the Specified Employee’s Separation from Service from the Company or its Affiliate or Subsidiary, such payment shall be delayed until the first day of the seventh (7th) month following such Separation from Service (or as soon as practicable thereafter). The Committee, in its discretion, may provide in the Award document for the payment of interest at a rate set by the Committee for such six-month period. In the event that a payment under an Award is exempt from Code Section 409A, payment shall be made to a Specified Employee without any such six-month delay.

2. No Acceleration of Payment. To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be accelerated from the date(s) specified in the Award documents as of the date of grant.

3. Subsequent Delay in Payment. To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be deferred beyond the dates specified in the Award document as of the date of grant, unless the Committee or Participant, as the case may be, makes the decision to delay payment at least one year prior to the scheduled payment date, and payment is delayed at least five (5) years.

4. No Liability. Notwithstanding anything to the contrary in this Plan, in no event shall the Company, the Board, the Committee, or any of their respective agents, assigns, or representatives have any liability to any Plan Participant for any taxes, penalties, or interest assessed against such Participant as a result of the application of Code Section 409A to any Award made hereunder.

F. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must

be received by 1:00 am Eastern Time on June 6, 2013.

Vote by Internet • Go to www.envisionreports.com/PDCE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR both nominees and FOR Proposals 2, 3 and 4.

1. Election of Two Class III Directors:	For	Withhold				For	Withhold	+
01 - Larry F. Mazza	☐	☐		02 - James M. Trimble		☐	☐

			For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.			☐	☐	☐

3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.			☐	☐	☐

4. To approve an Amended and Restated 2010 Long-Term Equity Compensation Plan for the Company.			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name, by an authorized officer or an authorized person, respectively.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 (if needed) — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Proxy Solicited by Board of Directors for 2013 Annual Meeting of Stockholders

The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the 2013 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) to be held on June 6, 2013, at 11:30 a.m. Central Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters herein and on such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting to be held on June 6, 2013, and a copy of the Company’s 2012 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.